$625,000,000

              AMENDED AND RESTATED THREE YEAR CREDIT AGREEMENT

                                 among

                         ARROW ELECTRONICS, INC.,
                         THE SUBSIDIARY BORROWERS

                            The Several Banks
                     from Time to Time Parties Hereto,

                          BANK OF AMERICA, N.A.,
                          as Syndication Agent


                          FLEET NATIONAL BANK,
                         as Documentation Agent


                                   and


                        THE CHASE MANHATTAN BANK,
                         as Administrative Agent

                                ---------
                                JP MORGAN,
                    a division of Chase Securities Inc.,
                               as Arranger


                      Dated as of February 22, 2001




                              TABLE OF CONTENTS
                                                                         Page

SECTION 1. DEFINITIONS                                                     1
1.1 Defined Terms                                                          1
1.2 Other Definitional Provisions                                         21
1.3 Accounting Determinations                                             21

SECTION 2. THE COMMITTED RATE LOANS                                       21
2.1 Committed Rate Loans                                                  21
2.2 Procedure for Committed Rate Loan Borrowing                           22
2.3 Repayment of Committed Rate Loans; Evidence of Debt                   22
2.4 Termination or Reduction of Commitments                               23
2.5 Optional Prepayments                                                  23
2.6 Conversion and Continuation Options                                   23
2.7 Minimum Amounts of Tranches                                           24
2.8 Interest Rates and Payment Dates for Committed Rate Loans             24
2.9 Inability to Determine Interest Rate                                  24
2.10 Commitment Increases                                                 24
2.11 Refunding of Committed Rate Loans Denominated
        in Available Foreign Currencies                                   24
2.12 Certain Borrowings of Committed Rate Loans and Refunding of Loans    24

SECTION 3. THE COMPETITIVE ADVANCE LOANS                                  29
3.1 Competitive Advance Loans                                             29
3.2 Procedure for Competitive Advance Loan Borrowing                      30
3.3 Repayment of Competitive Advance Loans; Evidence of Debt              31
3.4 Prepayments                                                           32

SECTION 4. THE SWING LINE LOANS                                           32
4.1 Swing Line Loans                                                      32
4.2 Procedure for Swing Line Borrowing                                    32
4.3 Repayment of Swing Line Loans; Evidence of Debt                       32
4.4 Allocating Swing Line Loans; Swing Line Loan Participations           33

SECTION 5. THE LETTERS OF CREDIT                                          34
5.1 L/C Commitment.                                                       34
5.2 Procedure for Issuance of Letters of Credit under this Agreement.     35
5.3 Fees, Commissions and Other Charges.                                  35
5.4 L/C Participations.                                                   36
5.5 Reimbursement Obligation of the Specified Borrowers.                  37
5.6 Obligations Absolute.                                                 37
5.7 Letter of Credit Payments.                                            38
5.8 Application.                                                          38

SECTION 6. LOCAL CURRENCY FACILITIES                                      38
6.1 Terms of Local Currency Facilities                                    38
6.2 Reporting of Local Currency Outstandings                              40
6.3 Refunding of Local Currency Loans                                     40

SECTION 7. CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND LETTERS
             Of CREDIT                                                    42
7.1 Facility Fee, Other Fees                                              42
7.2 Computation of Interest and Fees                                      42
7.3 Pro Rata Treatment and Payments                                       42
7.4 Illegality                                                            43
7.5 Requirements of Law                                                   44
7.6 Taxes                                                                 46
7.7 Company's Options upon Claims for Increased Costs and Taxes           48
7.8 Break Funding Payments                                                49
7.9 Determinations                                                        50
7.10 Change of Lending Office                                             50
7.11 Company Controls on Exposure; Calculation of Exposure;
       Prepayment if Exposure exceeds Commitments                         50

SECTION 8. REPRESENTATIONS AND WARRANTIES	51
8.1 Financial Condition                                                   51
8.2 No Change                                                             52
8.3 Corporate Existence; Compliance with Law                              52
8.4 Corporate Power; Authorization; Enforceable Obligations               52
8.5 No Legal Bar                                                          53
8.6 No Material Litigation                                                53
8.7 No Default                                                            53
8.8 Ownership of Property; Liens                                          53
8.9 Intellectual Property                                                 53
8.10 Local Currency Facilities Error! Bookmark not defined.
8.11 Taxes                                                                53
8.12 Federal Regulations                                                  54
8.13 ERISA                                                                54
8.14 Investment Company Act; Other Regulations                            55
8.15 Subsidiaries                                                         55
8.16 Accuracy and Completeness of Information                             55
8.17 Purpose of Loans                                                     55
8.18 Environmental Matters                                                56

SECTION 9. CONDITIONS PRECEDENT                                           57
9.1 Conditions to Closing Date                                            57
9.2 Conditions to Each Extension of Credit                                58

SECTION 10. AFFIRMATIVE COVENANTS                                         59
10.1 Financial Statements                                                 59
10.2 Certificates; Other Information                                      60
10.3 Payment of Obligations                                               61
10.4 Conduct of Business and Maintenance of Existence                     61
10.5 Maintenance of Property; Insurance                                   62
10.6 Inspection of Property; Books and Records; Discussions               62
10.7 Notices                                                              62
10.8 Environmental Laws                                                   63
10.9 Additional Subsidiary Guarantees
10.10 Foreign Subsidiary Borrowers

SECTION 11. NEGATIVE COVENANTS                                            63
11.1 Financial Condition Covenants                                        63
11.2 Limitation on Indebtedness of Domestic Subsidiaries                  64
11.3 Limitation on Liens                                                  64
11.4 Limitation on Fundamental Changes                                    65

SECTION 12. EVENTS OF DEFAULT                                             66

SECTION 13. THE ADMINISTRATIVE AGENT AND THE AGENTS; THE ARRANGER         68
13.1 Appointment                                                          68
13.2 Delegation of Duties                                                 69
13.3 Exculpatory Provisions                                               69
13.4 Reliance by Administrative Agent                                     69
13.5 Notice of Default                                                    70
13.6 Non-Reliance on Administrative Agent and Other Banks                 70
13.7 Indemnification                                                      70
13.8 Administrative Agent in Its Individual Capacity                      71
13.9 Successor Administrative Agent                                       71
13.10 The Agents and the Arranger                                         71

SECTION 14. MISCELLANEOUS                                                 71
14.1 Amendments and Waivers                                               71
14.2 Notices                                                              74
14.3 No Waiver; Cumulative Remedies                                       75
14.4 Survival of Representations and Warranties                           75
14.5 Payment of Expenses and Taxes                                        75
14.6 Successors and Assigns; Participations and Assignments               76
14.7 Adjustments; Set-off                                                 78
14.8 Power of Attorney                                                    79
14.9 Judgment                                                             79
14.10 Counterparts                                                        80
14.11 Severability                                                        80
14.12 Integration                                                         80
14.13 GOVERNING LAW                                                       80
14.14 Submission To Jurisdiction; Waivers                                 80
14.15 Acknowledgements                                                    81
14.16 WAIVERS OF JURY TRIAL                                               82



SCHEDULES

I           -   Banks and Commitments
II          -   Subsidiary Borrowers
III         -   Certain Information Concerning Swing Line
                  Loans and Letters of Credit
IV          -   Administrative Schedule
8.10        -   Outstanding Local Currency Loans
8.13        -   Excluded ERISA Arrangements
8.15        -   Subsidiaries
8.18        -   Environmental Matters

EXHIBITS

Exhibit A   -   Form of Joinder Agreement
Exhibit B   -   Form of Schedule Amendment
Exhibit C   -   Form of Local Currency Facility Addendum
Exhibit D   -   [Reserved]
Exhibit E   -   Form of Borrowing Certificate
Exhibit F-1 -   Form of Company Guarantee
Exhibit F-2 -   Form of Subsidiary Guarantee
Exhibit G-1 -   Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit G-2 -   Form of Opinion of Robert E. Klatell
Exhibit G-3 -   Opinions Relating to Foreign Subsidiary Borrowers
Exhibit H   -   Form of Certificate Pursuant to Subsection 10.2
Exhibit I   -   Form of Assignment and Acceptance
Exhibit J   -   [Reserved]
Exhibit K   -   Form of New Bank Supplement
Exhibit L   -   Form of Commitment Increase Supplement



     AMENDED AND RESTATED THREE YEAR CREDIT AGREEMENT, dated as of February 22, 2001, among:

   (i)  ARROW ELECTRONICS, INC., a New York corporation (the "Company");

  (ii)  the SUBSIDIARY BORROWERS (as hereinafter defined);

 (iii) the several banks and other financial institutions from time to time parties to this Agreement (the "Banks");

  (iv) BANK OF AMERICA, N.A., as syndication agent for the Banks hereunder (in such capacity, the "Syndication Agent");

   (v) FLEET NATIONAL BANK, as documentation agent for the Banks hereunder (in such capacity, the "Documentation Agent"); and

  (vi) THE CHASE MANHATTAN BANK, as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent").
                        W I T N E S S E T H :

     WHEREAS, the Company has requested the Banks to make available a three year revolving credit facility that amends and restates the Second Amended and Restated Credit Agreement, dated as of August 16, 1995, among the Company, certain of its subsidiaries, certain financial institutions, Chase Securities Inc., as arranger, Bankers Trust Company, as collateral agent, and The Chase Manhattan Bank, as administrative agent (as in effect on the date hereof, the "Existing Credit Agreement"); and

     WHEREAS, the Banks are willing to make such credit facility available upon and subject to the terms and conditions hereafter set forth;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree that, effective as of the Closing Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

     SECTION 1.  DEFINITIONS
       1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

"ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause
(b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

"ABR Loans": Loans denominated in Dollars the rate of interest applicable to which is based upon the ABR.

"Acceleration Date": any date on which the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 12.

"Additional Local Currencies": Australian Dollars, Singapore Dollars, New Taiwan Dollars and any other available and freely convertible non-Dollar currency selected by the Company and approved by the Administrative Agent in the manner described in subsection 14.1(b).

"Adjusted Consolidated EBITDA": for any fiscal period, (a) the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (b) to the extent deducted from earnings in determining Consolidated Net Income for such period, the sum, in each case for such period, of income taxes, interest expense, depreciation expense, amortization expense, including amortization of any goodwill or other intangibles, minus (c) to the extent included in determining Consolidated Net Income for such period, non-cash equity earnings of unconsolidated Affiliates, plus (d) to the extent excluded in determining Consolidated Net Income for such period, cash distributions received by the Company from unconsolidated Affiliates, all as determined on a consolidated basis in accordance with GAAP.

"Administrative Schedule": Schedule IV to this Agreement, which contains interest rate definitions and administrative information in respect of each Currency and each Type of Loan.

"Administrative Agent":  as defined in the preamble hereto.

"Affected Bank": any Bank affected by the events described in subsection 7.4, 7.5 or 7.6, as the case may be, but only for the period during which such Bank shall be affected by such events.

"Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer of the Company or any of its Subsidiaries. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Agents": the collective reference to the Syndication Agent and the Documentation Agent.

"Aggregate Commitments": the aggregate amount of the commitments hereunder and of the Commitments under (and as defined in) the 364-Day Credit Agreement.

"Aggregate Committed Outstandings": the aggregate outstanding principal or face amount of the Committed Rate Loans, Swing Line Loans, Letters of Credit and Local Currency Loans hereunder plus the aggregate outstanding principal amount of the Committed Rate Loans and Swing Line Loans under (and as defined in) the 364-Day Credit Agreement.

"Agreement": this Amended and Restated Three Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

"Allocable Share": as to any Assenting Bank at any time, a fraction, the numerator of which shall be the Commitment of such Assenting Bank then in effect and the denominator of which shall be the aggregate of the Commitments of all Assenting Banks then in effect.

"Applicable Margin": for each Type of Loan, (i) for the period from and including the Closing Date to and including September 30, 2001, 72.50 basis points, and (ii) on any date thereafter, the rate per annum determined based upon the Rating in effect on such date by both S&P and Moody's set forth under the relevant column heading below opposite such Rating: Rating (S&P/Moody's) Applicable Margin (in basis points) for Eurocurrency LoansGreater than or equal to A-/A351.50 Greater than or equal to BBB+/Baa1 62.50Greater than or equal to BBB/Baa272.50 Greater than or equal to BBB- /Baa3 82.50 Less than BBB-/Baa3 100.00; provided that, in the event that the Ratings of S&P and Moody's do not coincide, the Applicable Margin set forth above opposite the lower of such Ratings will apply, or if there is no Rating in effect, the Applicable Margin will be based on the rating of less than BBB-/Baa3.

"Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.

"Arranger": JP Morgan, a division of Chase Securities Inc., as sole advisor, lead arranger and bookrunner.

"Assenting Bank":  as defined in subsection 7.7(a).

"Assignee":  as defined in subsection 14.6(c).

"Assignment and Acceptance": each Assignment and Acceptance, substantially in the form of Exhibit I, executed and delivered pursuant to subsection 14.6(c).

"Available Foreign Currencies": (i) with respect to Committed Rate Loans and Swing Line Loans, Pounds Sterling, euro, Hong Kong Dollars and Swedish Kroner, and any other currency agreed upon by the Company, the Administrative Agent and all of the Banks, and (ii) with respect to Competitive Advance Loans, any currency agreed upon by the Borrower of such Competitive Advance Loan and the Bank that makes such Competitive Advance Loan. "Banks": as defined in the preamble hereto.

"Board": the Board of Governors of the Federal Reserve System or any successor.

 "Borrowers": the collective reference to the Company, the Subsidiary Borrowers and the Local Currency Borrowers.

"Borrowing Date": any Business Day on which the Company or any Subsidiary Borrower requests the Banks to make Loans hereunder.

"Borrowing Percentage": (a) with respect to Committed Rate Loans denominated in Dollars to be made by any Bank at any time, the ratio (expressed as a percentage) of the amount of such Bank's Undrawn Commitment at such time to the aggregate amount of the Undrawn Commitments of all the Banks at such time; provided, that in determining any Bank's Undrawn Commitment for purpose of determining such Bank's Borrowing Percentage of any such Committed Rate Loans whose proceeds will be simultaneously applied to repay Swing Line Loans or Local Currency Loans or to pay Reimbursement Obligations, such Bank's Commitment Percentage of the amount of such Swing Line Loans and Reimbursement Obligations, and the amount of such Local Currency Loans owing to such Bank, will not be considered Committed Exposure of such Bank (such Borrowing Percentage of each Bank at any time to be calculated by the Administrative Agent on the basis of its most recent calculations of the Undrawn Commitments of the Banks) and (b) with respect to Committed Rate Loans denominated in any Available Foreign Currency to be made by any Bank at any time, a percentage equal to such Bank's Foreign Currency Commitment Percentage in the Currency of such Committed Rate Loans.

"Business":  as defined in subsection 8.18(b).

"Business Day": (a) when such term is used in respect of any amount denominated or to be denominated in (i) any Available Foreign Currency, a London Banking Day which is also a day other than a Saturday or Sunday on which banks are open for general banking business in (x) the city which is the principal financial center of the country of issuance of such Available Foreign Currency, (y) in the case of euro only, Frankfurt am Main, Germany (or such other principal financial center as the Administrative Agent may from time to time nominate for this purpose) and (z) New York City and (ii) Dollars, a London Banking Day which is also a day other than a Saturday or Sunday on which banks are open for general banking business in New York City and (b) when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

"C/D Assessment Rate": for any day as applied to any ABR Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chase in the United States.

"C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

"Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or rights to purchase any of the foregoing.

"Change in Control":  one or more of the following events:

     (a) less than a majority of the members of the Company's board of directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii);
or

     (b) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

     (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Capital Stock of the Company as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of the Company representing 40% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of the Company.

"Chase":  The Chase Manhattan Bank.

"Closing Date": the date on which the conditions precedent set forth in subsection 9.1 shall be satisfied.

"Code":  the Internal Revenue Code of 1986, as amended from time to time.

"Commitment": as to any Bank, the obligation of such Bank to make and/or acquire participating interests in Committed Rate Loans or Swing Line Loans hereunder and/or under Local Currency Facilities and issue and/or acquire participating interests in Letters of Credit hereunder in an aggregate Dollar Equivalent Amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I under the caption "Dollar Commitment Amount", as such amount may be changed from time to time in accordance with the provisions of this Agreement.

"Commitment Increase Notice":  as defined in subsection 2.10(a).

"Commitment Increase Supplement":  as defined in subsection 2.10(c).

"Commitment Percentage": as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the amount of such Bank's Exposure at such time constitutes of the aggregate amount of the Exposure of all the Banks at such time).

"Commitment Period": the period from and including the Closing Date to and including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

"Committed Exposure": as to any Bank, the sum of (a) the aggregate Dollar Equivalent Amount of the principal amount of all outstanding Committed Rate Loans and Local Currency Loans made by such Bank or its Local Currency Bank affiliates, agencies or branches plus (b) such Bank's Commitment Percentage of the aggregate Dollar Equivalent Amount of the principal or face amount of all outstanding Swing Line Loans and L/C Obligations.

"Committed Rate Loan": as defined in subsection 2.1; a Committed Rate Loan bearing interest based upon the ABR shall be a "Committed Rate ABR Loan", and a Committed Rate Loan bearing interest based upon a Eurocurrency Rate shall be a "Committed Rate Eurocurrency Loan".

"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

"Company":  as defined in the preamble hereto.

"Company Guarantee": the Guarantee of the Company, substantially in the form of Exhibit F-1, as amended, supplemented or otherwise modified from time to time.

"Competitive Advance Loan":  as defined in subsection 3.1.

"Competitive Advance Loan Offer": with respect to any Competitive Advance Loan Request in any Currency, an offer from a Bank in respect of such Competitive Advance Loan Request, containing the information in respect of such Competitive Advance Loan Offer and delivered to the Person, in the manner and by the time specified for a Competitive Advance Loan Offer in respect of such Currency in the Administrative Schedule.

"Competitive Advance Loan Request": with respect to any Competitive Advance Loan in any Currency, a request from the Specified Borrower in respect of such Loan, containing the information in respect of such Competitive Advance Loan and delivered to the Person, in the manner and by the time specified for a Competitive Advance Loan Request in respect of such Currency in the Administrative Schedule.

"Consolidated Cash Interest Expense": for any period, (a) the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of the Company and its Subsidiaries minus (b) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided that in the event of the consummation of any Permitted Receivables Securitization, "Consolidated Cash Interest Expense" shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the special purpose entity to the Receivable Financiers under such Permitted Receivables Securitization.

"Consolidated Net Income": for any fiscal period, the consolidated net income (or loss) of the Company and its Subsidiaries after excluding all unusual, extraordinary and non-recurring gains and after adding all unusual, extraordinary and non-recurring losses, in all cases of the Company and its Subsidiaries determined on a consolidated basis during the relevant period in accordance with GAAP.

"Consolidated Net Worth": at a particular date, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

"Consolidated Total Capitalization": at a particular date, the sum of (a) Consolidated Net Worth plus (b) Consolidated Total Debt as at such date.

"Consolidated Total Debt": at the date of determination thereof, (i) all Indebtedness of the Company and its Subsidiaries (excluding Indebtedness of the Company owing to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company owing to the Company or any other Subsidiary of the Company), as determined on a consolidated basis in accordance with GAAP plus
(ii) without duplication of amounts included in clause (i) above, an amount equal to the aggregate unpaid amount of cash proceeds advanced by the Receivables Financiers to the special purpose entity under any Permitted Receivables Securitization at the date of determination.

"Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Credit Documents": this Agreement, the Applications, the Subsidiary Guarantees, the Company Guarantee and the Local Currency Facilities.

"Currencies":  the collective reference to Dollars and Foreign Currencies.

"Default": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Dollar Equivalent Amount": with respect to (i) the amount of any Foreign Currency on any date, the equivalent amount in Dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate and (ii) any amount in Dollars, such amount.

"Dollars" and "$": dollars in lawful currency of the United States of America.

"Domestic Subsidiary": as to any Person, a Subsidiary of such Person organized under the laws of a State of the United States or the District of Columbia.

"Domestic Subsidiary Borrower": each Subsidiary of the Company listed as a Domestic Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 14.1(b)(i).

"Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"euro":  the single currency of participating member states of the European
Union.

"Eurocurrency Loan":  any Loan bearing interest based upon a Eurocurrency
Rate.

"Eurocurrency Rate": in respect of Dollars and each Available Foreign Currency, the rate determined as the Eurocurrency Rate for Dollars or such Available Foreign Currency in the manner set forth in the Administrative Schedule.

"Event of Default": any of the events specified in Section 12, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

"Exchange Rate": with respect to any Foreign Currency on any date, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 a.m. London time on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such

"Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, at such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

"Existing Credit Agreement":  as defined in the recitals hereof.

"Exposure": at any date, (a) as to all the Banks, the aggregate Dollar Equivalent Amount of (i) the outstanding principal amount of all Loans then outstanding and (ii) all L/C Obligations then outstanding, (b) as to any Bank, the aggregate Dollar Equivalent Amount of (i) the outstanding principal amount of all Committed Rate Loans, Local Currency Loans and Competitive Advance Loans made by such Bank or its Local Bank affiliates, branches or agencies and (ii) such Bank's Commitment Percentage of the outstanding principal amount of all Swing Line Loans and L/C Obligations and (c) as to any Borrower, the aggregate Dollar Equivalent Amount of the outstanding principal amount of all Loans to such Borrower then outstanding.

"Extensions of Credit": the collective reference to the making of any Loans (including, without limitation, participating in any Swing Line Loans) and the issuance of, or participation in, any Letters of Credit but excluding the continuation or conversion of any Loan pursuant to a Notice of Conversion or a Notice of Continuation.

"Facility Fee Rate": (i) for the period from and including the Closing Date to and including September 30, 2001, 15.00 basis points and (ii) for any date thereafter, a rate per annum determined based upon the Rating in effect on such date by both S&P and Moody's set forth under the relevant column heading below opposite such Rating:
Rating (S&P/Moody's) Facility Fee Rate (in basis points)
Greater than or equal to A-/A3 11.00
Greater than or equal to BBB+/Baa1 12.50Greater than or equal to BBB/Baa2
15.00 Greater than or equal to BBB-/Baa3 17.50 Less than BBB-/Baa3 25.00 ; provided that, in the event that the Ratings of S&P and Moody's do not coincide, the Facility Fee Rate set forth above opposite the lower of such Ratings will apply, or if there is no Rating in effect, the Facility Fee Rate will be based on the rating of less than BBB-/Baa3.

"Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

"Foreign Currencies": the collective reference to the Available Foreign Currencies and the Additional Local Currencies.

"Foreign Currency Commitment": as to any Bank and any Available Foreign Currency, the obligation of such Bank to make Committed Rate Loans hereunder denominated in such Available Foreign Currency in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I under the caption "[Name of applicable Available Foreign Currency] Commitment Amount", as such amount may be changed from time to time in accordance with the provisions of this Agreement.

"Foreign Currency Commitment Percentage": as to any Bank and any Available Foreign Currency at any time, the percentage which such Bank's Foreign Currency Commitment in such Available Foreign Currency then constitutes of the aggregate Foreign Currency Commitments of all Banks in such Available Foreign Currency.

"Foreign Currency Exposure": at any date, the aggregate Dollar Equivalent Amount of (a) the outstanding principal amount of all Loans then outstanding which are denominated in a currency other than Dollars and (b) all L/C Obligations then outstanding which are denominated in a currency other than Dollars.

"Foreign Currency Exposure Sublimit": at any date, (a) with respect to euros, a Dollar Equivalent Amount equal to $400,000,000, (b) with respect to Pounds Sterling, a Dollar Equivalent Amount equal to $200,000,000, (c) with respect to Hong Kong Dollars, a Dollar Equivalent Amount equal to $150,000,000, and (d) with respect to Swedish Kroner, a Dollar Equivalent Amount equal to $200,000,000.

"Foreign Subsidiary Borrower": each Subsidiary of the Company listed as a Foreign Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 14.1(b)(i); provided that with respect to any Subsidiary for which a Foreign Subsidiary Opinion has not previously been delivered, if the aggregate Exposure of such Subsidiary owing to all Banks exceeds $20,000,000 for a period of 30 consecutive days, then, unless a Foreign Subsidiary Opinion is delivered within 30 days after the end of such period, such Subsidiary shall cease to be a Foreign Subsidiary Borrower 30 days after the end of such period with respect to all Exposure of such Subsidiary owing to the Banks in excess of $20,000,000.

"Foreign Subsidiary Opinion": with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Banks concluding that such Foreign Subsidiary Borrower and the Credit Documents to which it is a party substantially comply with the matters listed on Exhibit G-3 hereto, with such deviations therefrom as the Administrative Agent shall consent (such consent not to be unreasonably withheld).

"Funding Office": (i) for each Type of Committed Rate Loan and each Currency, the Funding Office set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.

"Funding Time": (i) for each Type of Committed Rate Loan and each Currency, the Funding Time set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.

"GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

"Governing Documents": as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

"Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

"Guarantor": the Company or any Subsidiary in its capacity as a party to the Company Guarantee or a Subsidiary Guarantee, as the case may be.

"Hedging Agreements": (a) Interest Rate Agreements and (b) any swap, futures, forward or option agreements or other agreements or arrangements designed to limit or eliminate the risk and/or exposure of a Person to fluctuations in currency exchange rates.

"Hedging Banks": any Bank or any of its subsidiaries or affiliates which from time to time enter into Hedging Agreements with the Company or any of its Subsidiaries.

"Increasing Bank":  as defined in subsection 2.10(c).

"Indebtedness": of any Person at any date, without duplication, (a) the principal amount of all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) the principal amount of any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the portion of all obligations of such Person under Financing Leases which must be capitalized in accordance with GAAP, (d) the principal or stated amount of all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (e) all liabilities arising under Hedging Agreements of such Person, (f) the principal or stated amount of all Guarantee Obligations of such Person (other than guarantees by the Company or any Subsidiary in respect of current trade liabilities of the Company or any Subsidiary incurred in the ordinary course of business and payable in accordance with customary terms), and (g) the principal amount of all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Initial Subsidiary Guarantee": the Subsidiary Guarantee executed on the Closing Date by Support Net, Inc., an Indiana corporation, Gates/Arrow Distributing, Inc., a Delaware corporation, and Mid Range Open Computing Alliance, Inc., a Delaware corporation, substantially in the form of Exhibit F-2, as the same may be amended, supplemented or otherwise modified from time to time.

"Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

"Insolvent":  pertaining to a condition of Insolvency.

"Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Committed Rate Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Committed Rate Eurocurrency Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Swing Line Loan, the last Business Day of each calendar month during which such Swing Line Loan is outstanding, and (e) as to any Competitive Advance Loan, the date or dates set forth in the applicable Competitive Advance Loan Request or otherwise agreed upon by the relevant Borrower and Bank at the time the terms of such Competitive Advance Loan are determined as provided in subsection 3.2.

"Interest Period":  with respect to any Committed Rate Eurocurrency Loan:

     (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its Notice of Borrowing or Notice of Conversion, as the case may be, given with respect thereto; and

    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by a Notice of Continuation with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

     (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

     (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

"Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Company is a party or a beneficiary.

"Issuing Bank": in respect of any Currency, each Bank listed as an Issuing Bank in Schedule III in respect of such Currency.

"Issuing Office": in respect of each Issuing Bank, the Issuing Office set forth for such Issuing Bank in Schedule III.

"Joinder Agreement": each Joinder Agreement, substantially in the form of Exhibit A, from time to time executed and delivered hereunder pursuant to subsection 14.1 (b).

"L/C Commitment":  the Dollar Equivalent Amount of $100,000,000.

"L/C Obligations": at any time, an amount equal to the sum of the Dollar Equivalent Amount of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 5.5(a).

"L/C Participant": in respect of each Letter of Credit, each Bank (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.

"Letters of Credit":  as defined in subsection 5.1(b).

"Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

"Loan": any Committed Rate Loan, Competitive Advance Loan, Swing Line Loan or Local Currency Loan.

"Loan Parties": the Company and each Subsidiary of the Company which is a party to a Credit Document.

"Local Currency Bank": any Bank (or, if applicable, any affiliate, branch or agency thereof) party to a Local Currency Facility.

"Local Currency Bank Maximum Borrowing Amount":  as defined in subsection
6.1(b).

"Local Currency Borrower": each Subsidiary of the Company organized under the laws of a jurisdiction outside the United States that the Company designates as a

"Local Currency Borrower" in a Local Currency Facility Addendum.

"Local Currency Facility": any Qualified Credit Facility that the Company designates as a "Local Currency Facility" pursuant to a Local Currency Facility Addendum or that is set forth on Schedule 8.10.

"Local Currency Facility Addendum": a Local Currency Facility Addendum received by the Administrative Agent, substantially in the form of Exhibit C and conforming to the requirements of Section 6.

"Local Currency Facility Agent": with respect to each Local Currency Facility, the Local Currency Bank acting as agent for the Local Currency Banks party thereto.

"Local Currency Facility Maximum Borrowing Amount": as defined in subsection 6.1(b).

"Local Currency Loan":  any loan made pursuant to a Local Currency Facility.

"London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

"Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or other Credit Documents or
(c) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

"Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

"Moody's":  Moody's Investors Service, Inc.

"Multiemployer Plan":  a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

"New Bank":  as defined in subsection 2.10(b).

"New Bank Supplement":  as defined in subsection 2.10(b).

"Non-Excluded Taxes":  as defined in subsection 7.6.

"Notice of Borrowing": with respect to a Committed Rate Loan of any Type in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Borrowing in respect of such Currency and such Type of Loan in the Administrative Schedule.

"Notice of Continuation": with respect to a Committed Rate Eurocurrency Loan in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Continuation in respect of such Currency in the Administrative Schedule.

"Notice of Conversion": with respect to a Committed Rate Loan in Dollars which a Specified Borrower wishes to convert from a Eurocurrency Loan to an ABR Loan, or from an ABR Loan to a Eurocurrency Loan, as the case may be, a notice from such Borrower setting forth the amount of such Loan to be converted, the date of such conversion and, in the case of conversions of ABR Loans to Eurocurrency Loans, the length of the initial Interest Period applicable thereto. Each Notice of Conversion shall be delivered to the Administrative Agent at its address set forth in subsection 14.2 and shall be delivered before 12:00 Noon, New York City time, on the Business Day of the requested conversion in the case of conversions to ABR Loans, and before 12:00 Noon, New York City time, three Business Days before the requested conversion in the case of conversions to Eurocurrency Loans.

"Notice of Local Currency Outstandings": with respect to each Local Currency Facility Agent, a notice from such Local Currency Facility Agent containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Local Currency Outstandings in the Administrative Schedule.

"Notice of Prepayment": with respect to prepayment of any Committed Rate Loan of any Type in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such prepayment and delivered to the Person, in the manner and by the time specified for a Notice of Prepayment in respect of such Currency and such Type of Loan in the Administrative Schedule.

"Notice of Swing Line Borrowing": with respect to a Swing Line Loan of any Type in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such Swing Line Loan and delivered to the Person, in the manner and by the time agreed by the Company and the applicable Swing Line Bank in respect of such Currency and such Type of Loan.

"Notice of Swing Line Outstandings": with respect to each Swing Line Bank, a notice from such Swing Line Bank containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Swing Line Outstandings in the Administrative Schedule.

"Notice of Swing Line Refunding": with respect to each Swing Line Bank, a notice from such Swing Line Bank containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Swing Line Refunding in the Administrative Schedule.

"Objecting Bank":  as defined in subsection 14.1(e).

"Offered Increase Amount":  as defined in subsection 2.10(a).

"Participant":  as defined in subsection 14.6(b).

"Payment Office": (i) for each Type of Committed Rate Loan and each Currency, the Payment Office set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.

"Payment Time": for each Type of Committed Rate Loan and each Currency, the Payment Time set forth in respect thereof in the Administrative Schedule and
(ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.

"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

"Permitted Receivables Securitization": any transaction involving one or more sales, contributions or other conveyances by the Company or any Subsidiary of any Receivables to a special purpose entity (which may be a Subsidiary or Affiliate of the Company), which special purpose entity finances such sales, contributions or other conveyances by in turn conveying an interest in such Receivables to one or more Receivable Financiers, provided that such transaction shall not involve any recourse to the Company or any Subsidiary (other than such special purpose entity) for any reason other than (i) repurchases of non-eligible Receivables, (ii) indemnification for losses (including any adjustments for dilutions), other than credit losses related to the Receivables conveyed in such transaction and (iii) payment of costs, fees, expenses and indemnities relating to such transaction.

"Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pounds", "Pounds Sterling" and "Sterling": the lawful currency of the United Kingdom.

"Properties":  as defined in subsection 8.18(a).

"Qualified Credit Facility": a credit facility (a) providing for one or more Local Currency Banks to make loans denominated in an Additional Local Currency to a Local Currency Borrower, (b) providing for such loans to bear interest at a rate or rates determined by the Company and such Local Currency Bank or Local Currency Banks and (c) otherwise conforming to the requirements of Section 6.

"Ratings": the actual or implied senior unsecured non-credit enhanced debt ratings of the Company in effect from time to time by Moody's or S&P, as the case may be, the bank debt rating of the Company in effect from time to time by Moody's or the corporate credit rating of the Company in effect from time to time by S&P.

"Re-Allocation Date":  as defined in subsection 2.10(e).

"Receivables": all accounts receivable of the Company or any of its Subsidiaries, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

"Receivable Financier": any Person (other than a Subsidiary or Affiliate of the Company) that finances the acquisition by a special purpose entity of Receivables from the Company or any Subsidiary.

"Register":  as defined in subsection 14.6(d).

"Regulation U":  Regulation U of the Board as in effect from time to time.

"Reimbursement Obligation": in respect of each Letter of Credit, the obligation of the account party thereunder to reimburse the Issuing Bank for all drawings made thereunder in accordance with Section 5 and the Application related to such Letter of Credit.

"Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

"Replacement Bank": a bank or financial institution that assumes certain Commitments and obligations and purchases certain Loans and rights pursuant to subsection 7.7(b) or 12.1(e).

"Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. S 2615.

"Required Banks": at any time, Banks the Commitment Percentages of which aggregate more than 50%.

"Requirement of Law": as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Responsible Officer": as to any Person, the chief executive officer, the chairman of the board, the president, the chief financial officer, the chief accounting officer, any executive or senior vice president or the treasurer of such Person.

"S&P":  Standard & Poor's Ratings Group.

"Schedule Amendment": each Schedule Amendment, substantially in the form of Exhibit B, executed and delivered pursuant to subsection 14.1.

"Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"Specified Borrower": the collective reference to the Company and the Subsidiary Borrowers.

"Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a

"Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

"Subsidiary Borrower": the collective reference to the Foreign Subsidiary Borrowers and the Domestic Subsidiary Borrowers.

"Subsidiary Guarantee": each of (a) the Initial Subsidiary Guarantee and (b) each other Subsidiary Guarantee, substantially in the form of the Initial Subsidiary Guarantee with such changes as shall be approved by the Administrative Agent, to be executed and delivered from time to time by any other Domestic Subsidiary pursuant to subsection 10.9, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

"Swing Line Bank": in respect of any Specified Borrower and any Currency, each Bank listed as a Swing Line Bank in respect of such Specified Borrower and Currency in Schedule III.

"Swing Line Currency": in respect of any Specified Borrower, the Currency set forth for such Specified Borrower in Schedule III.

"Swing Line Limit": in respect of any Specified Borrower, the amount listed as the Swing Line Limit in respect of such Specified Borrower in Schedule III, but not in any case for all Specified Borrowers to exceed a Dollar Equivalent Amount equal to $150,000,000.

"Swing Line Loan":  as defined in subsection 4.1.

"Swing Line Rate": in respect of each Swing Line Currency for each Swing Line Bank, the interest rate agreed from time to time between the Company and such Swing Line Bank.

"Target Operating Day": any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

"Termination Date":  February 22, 2004.

"364-Day Credit Agreement": the Amended and Restated 364-Day Credit Agreement, dated as of February 22, 2001, as amended, among the Company, the other borrowers named therein, Chase, as administrative agent, and others.

"Total Assets": at a particular date, the assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

"Tranche": the collective reference to Committed Rate Eurocurrency Loans in any Currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

"Transferee":  as defined in subsection 14.6(f).

"Type": in respect of any Loan, its character as a Committed Rate Loan, Competitive Advance Loan or Swing Line Loan, as the case may be.

"UCC": the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

"Undrawn Commitment": as to any Bank at any time, the amount of such Bank's Commitment minus the amount of such Bank's Committed Exposure at such time but not less than zero.

"Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 as the same may be amended from time to time.

     1.2  Other Definitional Provisions

          Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) The phrases "to the knowledge of the Company" and "of which any Subsidiary is aware" and phrases of similar import when used in this Agreement shall mean to the actual knowledge of a Responsible Officer of the Company or any such Subsidiary, as the case may be.

          1.3 Accounting Determinations. Unless otherwise specified herein, all accounting determinations for purposes of calculating or determining compliance with the terms found in subsection 1.1 or the standards and covenants found in subsection 11.1 and otherwise to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with that used in preparing the financial statements referred to in subsection 8.1. If GAAP shall change from the basis used in preparing such financial statements, the certificates required to be delivered pursuant to subsection 10.2 demonstrating compliance with the covenants contained herein shall set forth calculations setting forth the adjustments necessary to demonstrate how the Company is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

SECTION 2.  THE COMMITTED RATE LOANS

     2.1  Committed Rate Loans

 .         Subject to the terms and conditions hereof, each Bank severally agrees to make loans on a revolving credit basis ("Committed Rate Loans") to any Specified Borrower from time to time during the Commitment Period; provided, that no Committed Rate Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Commitments, (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency or (iii) in the case of Committed Rate Loans denominated in an Available Foreign Currency, the aggregate principal amount of Committed Rate Loans outstanding to any Bank in such Currency would exceed the Foreign Currency Commitment of such Bank in such Currency. During the Commitment Period, the Specified Borrowers may use the Commitments by borrowing, prepaying the Committed Rate Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Committed Rate Loans may be made in Dollars or any Available Foreign Currency and may from time to time be (i) Committed Rate Eurocurrency Loans, (ii) in the case of Committed Rate Loans in Dollars only, Committed Rate ABR Loans or (iii) a combination thereof, as determined by the relevant Specified Borrower and set forth in the Notice of Borrowing or Notice of Conversion with respect thereto; provided, that no Committed Rate Eurocurrency Loan shall be made after the day that is one month prior to the Termination Date.

     2.2 Procedure for Committed Rate Loan Borrowing. Any Specified Borrower may request the Banks to make Committed Rate Loans on any Business Day during the Commitment Period by delivering a Notice of Borrowing. Each borrowing of Committed Rate Loans (other than pursuant to a Swing Line refunding pursuant to subsection 4.4, pursuant to subsection 5.5(c) or pursuant to subsection 6.3) shall be in an amount equal to (a) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate undrawn amount of the Commitments is less than $1,000,000, such lesser amount) and (b) in the case of Eurocurrency Loans,
(i) if in Dollars, $2,000,000 or increments of $500,000 thereafter, and (ii) if in any Available Foreign Currency, an amount in such Available Foreign Currency of which the Dollar Equivalent Amount is at least $2,000,000. Upon receipt of any such Notice of Borrowing from a Specified Borrower, the Administrative Agent shall promptly notify each Bank that has a Commitment in the relevant Currency of receipt of such Notice of Borrowing and of such Bank's Borrowing Percentage of the Committed Rate Loans to be made pursuant thereto. Subject to the terms and conditions hereof, each Bank that has a Commitment in the relevant Currency will make its Borrowing Percentage of each such borrowing available to the Administrative Agent for the account of such Specified Borrower at the Funding Office, and at or prior to the Funding Time, for the Currency of such Loan in funds immediately available to the Administrative Agent in the applicable Currency. The amounts made available by each Bank will then be made available to such Specified Borrower at the Funding Office, in like funds as received by the Administrative Agent.

     2.3  Repayment of Committed Rate Loans; Evidence of Debt

 .         Each Specified Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Bank on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 12), the then unpaid principal amount of each Committed Rate Loan made by such Bank to such Specified Borrower. Each Specified Borrower hereby further agrees to pay interest on the unpaid principal amount of the Committed Rate Loans made to such Specified Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.8.

          (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Specified Borrower to such Bank resulting from each Committed Rate Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.6(d), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Committed Rate Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Specified Borrower to each Bank under Committed Rate Loans and (iii) the amount of any sum received by the Administrative Agent from each Specified Borrower in respect of Committed Rate Loans, and the amount of each Bank's share thereof.

          (d) The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) the Committed Rate Loans made to such Specified Borrower by such Bank in accordance with the terms of this Agreement.

     2.4 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect; provided that the Commitments may not be optionally reduced at any time to an amount which is less than the amount of the Exposure of all the Banks at such time; and provided further that the Commitments may not be reduced to an amount which is less than $50,000,000 unless they are terminated in full.

     2.5 Optional Prepayments. By giving a Notice of Prepayment, any Specified Borrower may, at any time and from time to time, prepay the Committed Rate Loans made to such Specified Borrower, in whole or in part, without premium or penalty (except as provided in subsection 7.8). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 7.8. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or an aggregate principal Dollar Equivalent Amount of at least $1,000,000 for Loans denominated in a Foreign Currency.

     2.6  Conversion and Continuation Options

 .         By giving a Notice of Conversion, any Specified Borrower may elect from time to time (i) to convert such Specified Borrower's Eurocurrency Loans in Dollars to ABR Loans or (ii) to convert such Specified Borrower's ABR Loans to Eurocurrency Loans in Dollars. Upon receipt of any Notice of Conversion the Administrative Agent shall promptly notify each relevant Bank thereof. All or any part of Eurocurrency Loans outstanding in Dollars or ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Banks have determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date.

          (b) By giving a Notice of Continuation, any Specified Borrower may continue any of such Specified Borrower's Eurocurrency Loans as Eurocurrency Loans in the same Currency for additional Interest Periods.

          (c) Any Specified Borrower may convert Committed Rate Loans outstanding in Dollars or one Available Foreign Currency to Committed Rate Loans in Dollars or a different Currency by repaying such Loans in the first Currency and borrowing Loans of such different Currency in accordance with the applicable provisions of this Agreement.

          (d) If any Specified Borrower shall fail to timely give a Notice of Continuation or a Notice of Conversion in respect of any of such Specified Borrower's Eurocurrency Loans with respect to which an Interest Period is expiring, such Specified Borrower shall be deemed to have given a Notice of Continuation for an Interest Period of one month.

     2.7 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Committed Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Committed Rate Loans comprising (i) each Tranche in Dollars shall be not less than $2,000,000 and (ii) each Tranche in any Available Foreign Currency shall be not less than the Dollar Equivalent Amount in such Currency of $2,000,000.

     2.8  Interest Rates and Payment Dates for Committed Rate Loans.

 .         Each Committed Rate Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

          (b) Each Committed Rate ABR Loan shall bear interest at a rate per annum equal to the ABR.

          (c) If all or a portion of (i) the principal amount of any Committed Rate Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or
(y) in the case of overdue interest, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest on Committed Rate Loans shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

     2.9 Inability to Determine Interest Rate. If on or prior to the date on which the Eurocurrency Rate is determined for any Interest Period in respect of any Eurocurrency Loan in any Currency:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such affected Currency or such affected Interest Period, or (b) the Administrative Agent shall have received notice from Banks having
Commitments comprising at least 25% of the aggregate amount of the Commitments (or, in the case of Loans denominated in an Available Foreign Currency, Banks having at least 25% of the Foreign Currency Commitments in such Available Foreign Currency) that the Eurocurrency Rate determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Committed Rate Loans during such affected Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans requested to be made in such affected Currency on the first day of such affected Interest Period shall be made as ABR Loans in Dollars in the Dollar Equivalent Amount, (y) any Committed Rate Loans that were to have been converted on the first day of such affected Interest Period from ABR Loans to Eurocurrency Loans shall be continued as ABR Loans and (z) any Eurocurrency Loans in such affected Currency that were to have been continued as such shall be converted, on the first day of such Interest Period, to ABR Loans in Dollars in the Dollar Equivalent Amount. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans in such affected Currency shall be made, converted to or continued as such.

     2.10  Commitment Increases
 .          At any time after the Closing Date, provided that no Event of
Default shall have occurred and be continuing, the Borrowers may request an increase of the aggregate Commitments by notice to the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice"). Any such Commitment Increase Notice must offer each Bank the opportunity to subscribe for its pro rata share of the increased Commitments; provided, however, the Borrowers may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), without offering to each Bank the opportunity to subscribe for its pro rata share of the increased Commitments, offer to any bank or other financial institution that is not an existing Bank the opportunity to provide a new Commitment pursuant to paragraph (b) below. If any portion of the increased Commitments offered to the Banks as contemplated in the immediately preceding sentence is not subscribed for by the Banks, the Borrowers may, with the consent of the Administrative Agent as to any bank or financial institution that is not at such time a Bank (which consent shall not be unreasonably withheld or delayed), offer to any existing Bank or to one or more additional banks or financial institutions the opportunity to provide all or a portion of such unsubscribed portion of the increased Commitments pursuant to paragraph (b) below.

           (b) Any additional bank or financial institution that the Borrowers select to offer the opportunity to provide any portion of the increased Commitments, and that elects to become a party to this Agreement and provide a Commitment, shall execute a New Bank Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit K (a "New Bank Supplement"), whereupon such bank or financial institution (a "New Bank") shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule I shall be deemed to be amended to add the name and Commitment of such New Bank, provided that the Commitment of any such New Bank shall be in a principal amount not less than $10,000,000.

          (c) Any Bank that accepts an offer to it by the Borrowers to increase its Commitment pursuant to this subsection 2.10 shall, in each case, execute a Commitment Increase Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit L (a "Commitment Increase Supplement"), whereupon such Bank (an "Increasing Bank") shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule I shall be deemed to be amended to so increase the Commitment of such Bank.

          (d) The effectiveness of any New Bank Supplement or Commitment Increase Supplement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrowers and legal opinions of counsel to the Borrowers as the Administrative Agent shall reasonably request with respect thereto.

          (e) (i)  Except as otherwise provided in subparagraphs (ii) and
(iii) of this paragraph (e), if any bank or financial institution becomes a New Bank pursuant to subsection 2.10(b) or any Bank's Commitment is increased pursuant to subsection 2.10(c), additional Committed Rate Loans made on or after the date of the effectiveness thereof (the "Re-Allocation Date") shall be made in accordance with the pro rata provisions of subsection 5.3 based on the Commitment Percentages (or relevant Foreign Currency Commitment Percentages, as the case may be) in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Bank making an aggregate principal amount of Committed Rate Loans in excess of its Commitment (or relevant Foreign Currency Commitment, as the case may be), in which case such excess amount will be allocated to, and made by, the relevant New Banks and Increasing Banks to the extent of, and in accordance with the pro rata provisions of subsection 5.3 based on, their respective Commitments (or relevant Foreign Currency Commitments, as the case may be)). On each Re-Allocation Date, the Administrative Agent shall deliver a notice to each Bank of the adjusted Commitment Percentages after giving effect to any increase in the aggregate Commitments made pursuant to this subsection 2.10 on such Re-Allocation Date.

             (ii) In the event that on any such Re-Allocation Date there is an unpaid principal amount of ABR Loans, the applicable Borrower shall make prepayments thereof and one or more Borrowers shall make borrowings of ABR Loans and/or Eurocurrency Loans, as the applicable Borrower shall determine, so that, after giving effect thereto, the ABR Loans and Eurocurrency Loans outstanding are held as nearly as may be in accordance with the pro rata provisions of subsection 5.3 based on such new Commitment Percentages.

            (iii) In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurocurrency Loans, such Eurocurrency Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the applicable Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and on the last day of the respective Interest Periods the applicable Borrower shall make prepayments thereof and the applicable Borrowers shall make borrowings of ABR Loans and/or Eurocurrency Loans so that, after giving effect thereto, the ABR Loans and Eurocurrency Loans outstanding are held by all of the Banks as nearly as may be in accordance with the pro rata provisions of subsection 5.3 based on such new Commitment Percentages.

      (f) Notwithstanding anything to the contrary in this subsection 2.10,
(i) in no event shall any transaction effected pursuant to this subsection
2.10 cause the Aggregate Commitments to exceed $1,500,000,000 and (ii) no Bank shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

     2.11 Refunding of Committed Rate Loans Denominated in Available Foreign Currencies. Notwithstanding noncompliance with the conditions precedent set forth in subsection 9.2, if any Committed Rate Loans denominated in any Available Foreign Currency (any such Loans, "Specified Loans") are outstanding on (i) any date on which an Event of Default pursuant to Section 12(g) shall have occurred with respect to the Company or (ii) any Acceleration Date, then, at 10:00 A.M., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above) or (y) such Acceleration Date (in the case of clause (ii) above), the Administrative Agent shall be deemed to have received a notice from the Company pursuant to subsection 2.2 requesting that ABR Loans be made pursuant to subsection 2.1 on such second Business Day in an aggregate amount equal to the Dollar Equivalent Amount of the aggregate amount of all Specified Loans, and the procedures set forth in subsection 2.2 shall be followed in making such ABR Loans. The proceeds of such ABR Loans shall be applied to repay such Specified Loans.

          (b) If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this subsection 2.11 to repay Specified Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, (i) the principal amount of each relevant Specified Loan shall be converted into Dollars (calculated on the basis of the Exchange Rate as of the immediately preceding Business Day) ("Converted Specified Loans") and
(ii) each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Specified Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 2.11. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each Bank having such Specified Loans in such amount as will reduce the amount of the participating interest retained by such Bank in the Converted Specified Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 2.11. All Converted Specified Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Specified Loans) in any interest which accrues thereon and in all repayments thereof.

          (c) If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this subsection 2.11 to repay Specified Loans as required by such paragraph and the principal amount of any Specified Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this subsection 2.11, (i) the Administrative Agent shall determine the Dollar Equivalent Amount of such Specified Loans (calculated on the basis of the Exchange Rate determined as of the Business Day immediately preceding the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a)) and (ii) effective on the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a), each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Specified Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 2.11. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Bank having Specified Loans in such amount as will reduce the Dollar Equivalent Amount as of such date of the amount of the participating interest retained by such Bank in such Specified Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 2.11. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Specified Loans) in any interest which accrues thereon, in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.

          (d) If any amount required to be paid by any Bank to any other Bank pursuant to this subsection 2.11 in respect of any Specified Loan is not paid to such Bank on the date such payment is due from such Bank, such obligor Bank shall pay to such obligee Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such obligee Bank during the period from and including the date such payment is required to the date on which such payment is immediately available to such obligee Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an obligee Bank submitted to any obligor Bank through the Administrative Agent with respect to any amounts owing under this subsection (d) shall be conclusive in the absence of manifest error.

     2.12  Certain Borrowings of Committed Rate Loans and Refunding of Loans
(a) . (a) If on any Borrowing Date on which a Specified Borrower has requested the Banks (the "Specified Foreign Currency Banks") to make Committed Rate Loans denominated in an Available Foreign Currency (the "Requested Specified Loans") (i) the principal amount of the Requested Specified Loans to be made by any Specified Foreign Currency Bank exceeds the unused amount of the Commitment of such Specified Foreign Currency Bank in the requested Available Foreign Currency (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.12 on such Borrowing Date) , (ii) the principal amount of such Requested Specified Loan, when added to the outstanding principal amount of all other Committed Rate Loans of such Specified Foreign Currency Banks denominated in the Available Foreign Currency in which the Requested Specified Loans are to be made, does not exceed the aggregate amount of such Specified Foreign Currency Banks' Foreign Currency Commitments in such requested Available Foreign Currency and (iii) the Dollar Equivalent of the amount of the excess described in the foregoing clause (i) is less than or equal to the aggregate unused amount of the Commitments of all Banks other than such Specified Foreign Currency Banks (before giving effect to the making and payment of any Loans pursuant to this subsection 2.12 on such Borrowing Date), each Bank other than such Specified Foreign Currency Banks shall make a Committed Rate Loan denominated in Dollars to the Company (or any Specified Borrower identified by the Company) on such Borrowing Date, and the proceeds of such Committed Rate Loans shall be simultaneously applied to repay outstanding Committed Rate Loans denominated in Dollars of such Specified Foreign Currency Banks in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from such Specified Foreign Currency Banks of the Requested Specified Loans, the excess described in the foregoing clause (i) will be eliminated. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such Committed Rate Loans denominated in Dollars shall be made available by each Bank other than such Specified Foreign Currency Banks to the Administrative Agent at its office specified in subsection 14.2 in Dollars and in immediately available funds and the Administrative Agent shall apply the proceeds of such Committed Rate Loans denominated in Dollars toward repayment of outstanding Committed Rate Loans denominated in Dollars of such Specified Foreign Currency Banks (as directed by the Company) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) such Specified Foreign Currency Banks shall, in accordance with the applicable provisions hereof, make the Requested Specified Loans in an aggregate amount equal to the amount so requested by the relevant Specified Borrower and (II) the relevant Borrower shall pay to the Administrative Agent for the account of the Specified Foreign Currency Banks whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.12 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection
7.8 in connection with such repayment, provided that the Administrative Agent shall have provided notice to the Company prior to the making of such Requested Specified Loans that the making thereof would obligate the Company to pay amounts pursuant to subsection 7.8.

          (b) If any borrowing of Committed Rate Loans is required pursuant to this subsection 2.12, the Company shall notify the Administrative Agent in the manner provided for Committed Rate Loans in subsection 2.3, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to ABR Loans set forth in subsection 2.3 shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of Committed Rate Loans required to be made pursuant to this subsection 2.12.

SECTION 3.  THE COMPETITIVE ADVANCE LOANS

     3.1  Competitive Advance Loans.

          Subject to the terms and conditions hereof, any Specified Borrower may, from time to time during the Commitment Period, request the Banks to offer bids, and any Bank may, in its sole discretion, offer such bids, to make competitive advance loans ("Competitive Advance Loans") to such Specified Borrower on the terms and conditions set forth in such bids. Each Competitive Advance Loan shall bear interest at the rates, be payable on the dates, and shall mature on the date, agreed between such Specified Borrower and Bank at the time such Competitive Advance Loan is made; provided, that
(i) each Competitive Advance Loan shall mature not earlier than 1 day and not later than 180 days, after the date such Competitive Advance Loan is made and
(ii) no Competitive Advance Loan shall mature after the Termination Date. During the Commitment Period, the Specified Borrowers may accept bids from Banks from time to time for Competitive Advance Loans, and borrow and repay Competitive Advance Loans, all in accordance with the terms and conditions hereof; provided, that no Competitive Advance Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Commitments, or (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency. Subject to the foregoing, any Bank may, in its sole discretion, make Competitive Advance Loans in an aggregate outstanding amount exceeding the amount of such Bank's Commitment.

          (b) The Competitive Advance Loans may be made in Dollars or any Available Foreign Currency, as agreed between the Specified Borrower and Bank in respect thereof at the time such Competitive Advance Loan is made.

     3.2 Procedure for Competitive Advance Loan Borrowing. Any Specified Borrower may request Competitive Advance Loans by delivering a Competitive Advance Loan Request. The Administrative Agent shall notify each Bank promptly by facsimile transmission of the contents of each Competitive Advance Loan Request received by the Administrative Agent. Each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Competitive Advance Loans to the Specified Borrower by delivering a Competitive Advance Loan Offer to the Administrative Agent.

           (b) Before the acceptance time set forth in the applicable Competitive Advance Loan Request, the Specified Borrower, in its absolute discretion, shall:

                (i) cancel such Competitive Advance Loan Request by giving the Administrative Agent telephone notice to that effect, or

                (ii) by giving telephone notice to the Administrative Agent immediately confirmed in writing or by facsimile transmission, subject to the provisions of subsection 3.2(c), accept one or more of the offers made by any Bank or Banks pursuant to subsection 3.2(a) of the amount of Competitive Advance Loans for each relevant maturity date and reject any remaining offers made by Banks pursuant to subsection 3.2(a).

          (c) The Specified Borrower's acceptance of Competitive Advance Loans in response to any Competitive Advance Loan Request shall be subject to the following limitations:

               (i) The amount of Competitive Advance Loans accepted for each maturity date specified by any Bank in its Competitive Advance Loan Offer shall not exceed the maximum amount for such maturity date specified in such Competitive Advance Loan Offer;

              (ii) the aggregate amount of Competitive Advance Loans accepted for all maturity dates specified by any Bank in its Competitive Advance Loan Offer shall not exceed the aggregate maximum amount specified in such Competitive Advance Loan Offer for all such maturity dates;

             (iii) the Specified Borrower may not accept offers for Competitive Advance Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Advance Loan Request; and

              (iv) if the Specified Borrower accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever and if two or more Banks submit offers for any maturity date at identical pricing and the Specified Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 3.2(c)(iii) cannot) borrow the total amount offered by such Banks with such identical pricing, the Administrative Agent shall allocate offers from all of such Banks in amounts among them pro rata according to the amounts offered by such Banks (or as nearly pro rata as shall be practicable).

          (d) If the Specified Borrower notifies the Administrative Agent that a Competitive Advance Loan Request is cancelled, the Administrative Agent shall give prompt telephone notice thereof to the Banks.

          (e) If the Specified Borrower accepts one or more of the offers made by any Bank or Banks, the Administrative Agent promptly shall notify each Bank which has made such a Competitive Advance Loan Offer of (i) the aggregate amount of such Competitive Advance Loans to be made for each maturity date and (ii) the acceptance or rejection of any offers to make such Competitive Advance Loans made by such Bank. Before the Funding Time for the applicable Currency, each Bank whose Competitive Advance Loan Offer has been accepted shall make available to the Administrative Agent for the account of the Specified Borrower at the Funding Office for the applicable Currency the amount of Competitive Advance Loans in the applicable Currency to be made by such Bank, in immediately available funds.

     3.3 Repayment of Competitive Advance Loans; Evidence of Debt. Each Specified Borrower that borrows any Competitive Advance Loan hereby unconditionally promises to pay to the Bank that made such Competitive Advance Loan on the maturity date, as agreed by such Specified Borrower and Bank (or such earlier date on which all the Loans become due and payable pursuant to Section 12), the then unpaid principal amount of such Competitive Advance Loan. Each Specified Borrower hereby further agrees to pay interest on the unpaid principal amount of the Competitive Advance Loans made by any Bank to such Specified Borrower from time to time outstanding from the date thereof until payment in full thereof at the rate per annum, and on the dates, agreed by such Specified Borrower and Bank at the time such Competitive Advance Loan is made. All payments in respect of Competitive Advance Loans shall be made by such Specified Borrower to the Administrative Agent for the account of the Bank that makes such Competitive Advance Loan to the Payment Office and by the Payment Time for the applicable Currency.

          (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Specified Borrower to such Bank resulting from each Competitive Advance Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time in respect of Competitive Advance Loans. The entries made in the accounts of each Bank maintained pursuant to this subsection 3.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded, absent manifest error; provided, however, that the failure of any Bank to maintain any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) the Competitive Advance Loans made to such Specified Borrower by such Bank in accordance with the terms of this Agreement.

     3.4 Prepayments. Unless otherwise agreed by the Bank making a Competitive Advance Loan, upon giving a Notice of Prepayment at the address and time specified in Schedule IV may be optionally prepaid prior to the scheduled maturity date thereof.

SECTION 4.  THE SWING LINE LOANS

     4.1 Swing Line Loans. Subject to the terms and conditions hereof, each Specified Borrower may borrow from such Specified Borrower's Swing Line Bank swing line loans ("Swing Line Loans") from time to time during the Commitment Period in a Swing Line Currency of such Specified Borrower; provided, that no Swing Line Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Commitments, (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency, or (iii) the aggregate Dollar Equivalent Amount of all outstanding Swing Line Loans of such Specified Borrower would exceed the Swing Line Limit for such Specified Borrower or the Dollar Equivalent Amount of all outstanding Swing Line Loans would exceed $150,000,000. During the Commitment Period, the Specified Borrowers may borrow and prepay the Swing Line Loans, in whole or in part, all in accordance with the terms and conditions hereof.

     4.2 Procedure for Swing Line Borrowing. Any Specified Borrower may borrow Swing Line Loans during the Commitment Period on any Business Day by giving a Notice of Swing Line Borrowing in respect of such Swing Line Loan. Subject to the terms and conditions hereof, on the Borrowing Date of each Swing Line Loan, the relevant Swing Line Bank shall make the proceeds thereof available to the relevant Specified Borrower in immediately available funds in the applicable Currency in the manner from time to time agreed by such Specified Borrower and such Swing Line Bank.

          (b) Upon request of the Administrative Agent and on the last Business Day of each month on which a Swing Line Bank has any outstanding Swing Line Loans, such Bank shall deliver to the Administrative Agent a Notice of Swing Line Outstandings. The Administrative Agent will, at the request of any Swing Line Bank, advise such Swing Line Bank of the Exchange Rate used by the Administrative Agent in calculating the Dollar Equivalent Amount of Swing Line Loans of such Swing Line Bank on any date.

     4.3 Repayment of Swing Line Loans; Evidence of Debt. Each Specified Borrower hereby unconditionally promises to pay to its Swing Line Bank on the Termination Date (or such earlier date on which such Swing Line Loans become due and payable pursuant to subsection 4.4 or on which all the Loans become due and payable pursuant to Section 12), the then unpaid principal amount of all Swing Line Loans made to such Specified Borrower. Each Specified Borrower hereby further agrees to pay interest on the unpaid principal amount of all Swing Line Loans made to such Specified Borrower from time to time outstanding from the date thereof until payment in full thereof at the Swing Line Rate for the Currency of such Swing Line Loan, payable on the last Business Day of each calendar month on which such Swing Line Loans are outstanding. All payments in respect of Swing Line Loans shall be made by such Specified Borrower to its Swing Line Bank at the address set forth in
Schedule III for such Swing Line Bank and Swing Line Loans in such Currency.

          (b) Each Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Specified Borrower to such Swing Line Bank resulting from each Swing Line Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Swing Line Bank from time to time under this Agreement. The entries made in the accounts of each Swing Line Bank maintained pursuant to this subsection 4.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded; provided, however, that the failure of any Swing Line Bank to maintain any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) the Swing Line Loans made to such Specified Borrower by such Swing Line Bank in accordance with the terms of this Agreement.

     4.4 Allocating Swing Line Loans; Swing Line Loan Participations. If any Event of Default shall occur and be continuing, any Swing Line Bank may, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded, by delivering a Notice of Swing Line Refunding. Upon receipt of a Notice of Swing Line Refunding the Administrative Agent shall promptly give notice of the contents thereof to the Banks and, unless an Event of Default described in Section 12(g) in respect of the Company or the relevant Specified Borrower has occurred, to the Company and the relevant Specified Borrower. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by such Specified Borrower of a Notice of Borrowing of Committed Rate Eurocurrency Loans in the amount and Currency of the Swing Line Loans to which it relates, for an Interest Period of one month's duration. Subject to the terms and conditions hereof, each Bank (including each Swing Line Bank in its capacity as a Bank having a Commitment) hereby agrees to make a Committed Rate Loan to such Specified Borrower pursuant to
Section 2 in an amount equal to such Bank's Borrowing Percentage of the aggregate amount of the Swing Line Loans to which such Notice of Swing Line Refunding relates. Unless any of the events described in Section 12(g) in respect of the Company or such Specified Borrower shall have occurred (in which case the procedures of subsection 4.4(b) shall apply), each Bank shall make the amount of such Committed Rate Loan available to the Administrative Agent at the Funding Office, and at or prior to the Funding Time, for the Currency of such Loan in funds immediately available to the Administrative Agent. The proceeds of such Committed Rate Loans shall be immediately made available to such Swing Line Bank by the Administrative Agent and applied by such Swing Line Bank to repay the Swing Line Loans to which such Notice of Swing Line Refunding related.

          (b) If prior to the time a Committed Rate Loan would have otherwise been made pursuant to subsection 4.4(a), one of the events described in Section 12(g) shall have occurred in respect of the Company or the relevant Specified Borrower, each Bank (other than the relevant Swing Line Bank) shall, on the date such Committed Rate Loan would have been made pursuant to the Notice of Swing Line Refunding referred to in subsection 4.4(a) (the "Refunding Date"), purchase an undivided participating interest in the outstanding Swing Line Loans to which such Notice of Swing Line Refunding related, in an amount equal to (i) such Bank's Commitment Percentage times (ii) the aggregate principal amount of such Swing Line Loans then outstanding which were to have been repaid with Committed Rate Loans (the "Swing Line Participation Amount"). On the Refunding Date, (x) each Bank shall transfer to such Swing Line Bank, in immediately available funds, such Bank's Swing Line Participation Amount, and upon receipt thereof such Swing Line Bank shall, if requested by any Bank, deliver to such Bank a participation certificate dated the date of such Swing Line Bank's receipt of such funds and evidencing such Bank's ownership of its Swing Line Participation Amount and (y) the interest rate on the applicable Swing Line Loan will automatically be converted to the applicable Eurocurrency Rate with an Interest Period of one month plus the Applicable Margin. If any amount required to be paid by any Bank to any Swing Line Bank pursuant to this subsection 4.4 in respect of any Swing Line Participation Amount is not paid to such Swing Line Bank on the date such payment is due from such Bank, such Bank shall pay to such Swing Line Bank on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such payment obligation denominated in Dollars, the daily average Federal funds rate, as quoted by such Swing Line Bank, or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by such Swing Line Bank, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Swing Line Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of a Swing Line Bank submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after any Swing Line Bank has received from any Bank such Bank's Swing Line Participation Amount, such Swing Line Bank receives any payment on account of the related Swing Line Loans, such Swing Line Bank will distribute to such Bank its Commitment Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Swing Line Bank is required to be returned, such Bank will return to such Swing Line Bank any portion thereof previously distributed to it by such Swing Line Bank.

          (d) Each Bank's obligation to make Committed Rate Loans pursuant to subsection 4.4(a) and to purchase participating interests pursuant to subsection 4.4(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any Specified Borrower, or any Specified Borrower may have against any Bank or any other Person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (iv) any breach of this Agreement by any party hereto; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

SECTION 5.  THE LETTERS OF CREDIT

     5.1 L/C Commitment. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit for the account of any Specified Borrower on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to such Issuing Bank; provided, that no Letter of Credit shall be issued if, after giving effect thereto (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Commitments, (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency or (iii) the aggregate amount of the L/C Obligations would exceed $100,000,000.

          (b)  Each Letter of Credit shall:

               (i) be denominated in Dollars or an Available Foreign Currency and shall be either (A) a standby letter of credit issued to support obligations of a Specified Borrower, contingent or otherwise, to provide credit support for workers' compensation, other insurance programs and other lawful corporate purposes (a "Standby Letter of Credit") or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of the Company and its Subsidiaries (a "Commercial Letter of Credit"; together with the Standby Letters of Credit, the "Letters of Credit") and, (ii) expire no later than the earlier of 365 days after its date of issuance and 5 Business Days prior to the Termination Date although any such Letter of Credit may be automatically extended for periods of one year from the current or any future expiration date of the Letter of Credit (unless the Issuing Bank elects not to extend such Letter of Credit) and the extended maturity date is not beyond the Termination Date.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, if acceptable to the Required Banks and the relevant account party, the jurisdiction of the Issuing Office at which such Letter of Credit is issued.

          (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any Bank to exceed any limits imposed by, any change after the date hereof in any applicable Requirement of Law.

     5.2 Procedure for Issuance of Letters of Credit under this Agreement. Any Specified Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its Issuing Office an Application therefor (with a copy to the Administrative Agent), completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by an Issuing Bank of any Application, and subject to the terms and conditions hereof, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and such Specified Borrower. Such Issuing Bank shall advise the Administrative Agent of the terms of such Letter of Credit on the date of issuance thereof and shall promptly thereafter furnish copies thereof and each amendment thereto to the Company and through the Administrative Agent each Bank.

     5.3 Fees, Commissions and Other Charges. Each Specified Borrower for whose account a Letter of Credit is issued hereunder shall pay to the Administrative Agent, for the account of the Banks (including the Issuing
Bank) pro rata according to their Commitment Percentages, a letter of credit commission with respect to each Letter of Credit, computed at a rate equal to the then Applicable Margin for Eurocurrency Loans on the daily average undrawn face amount of such Letter of Credit. Such commissions shall be payable in arrears on the last Business Day of each March, June, September and December to occur after the date of issuance of each Letter of Credit and on the expiration date of such Letter of Credit and shall be nonrefundable. Each Specified Borrower for whose account a Letter of Credit is issued hereunder shall also pay to the Issuing Bank in respect of each Letter of Credit such commission as shall be agreed from time to time by the Company and such Issuing Bank.

          (b) In addition to the foregoing fees and commissions, each Specified Borrower for whose account a Letter of Credit is issued hereunder shall (i) pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such Letter of Credit and (ii) pay the Issuing Bank such other fees as shall be agreed by the Issuing Bank and such Specified Borrower.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Banks all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

     5.4 L/C Participations. Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which the Specified Borrower which is the account party under such Letter of Credit has not reimbursed such Issuing Bank to the full extent required by the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's Issuing Office an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 5.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such payment obligation denominated in Dollars, the daily average Federal funds rate, as quoted by such Issuing Bank, or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by such Issuing Bank, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 5.4(a) the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the account party or otherwise, including by way of set-off or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

     5.5 Reimbursement Obligation of the Specified Borrowers. Each Specified Borrower for whose account a Letter of Credit is issued hereunder agrees to reimburse the Issuing Bank in respect of such Letter of Credit on each date on which such Issuing Bank notifies such Specified Borrower (with a copy to the Administrative Agent at its address in the Administrative Schedule for Notices of Borrowing for the applicable Currency) of the date and amount of a draft presented under such Letter of Credit and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment; provided if any Issuing Bank shall notify the Specified Borrower of a drawing after 2:00 p.m. local time of such Issuing Bank's Issuing Office on the date of any drawing under a Letter of Credit, the Specified Borrower will not be required to reimburse such Issuing Bank until the next succeeding Business Day. Each such payment shall be made to such Issuing Bank at its Issuing Office in the Currency in which payment of such draft was made and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by any Specified Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which is (i) in the case of such amounts payable in Dollars, 2% above the ABR from time to time and (ii) in the case of such amounts payable in any other currency, 2% above the rate reasonably determined by the Issuing Bank as the cost of funding such overdue amount from time to time on an overnight basis.

          (c) Each notice of a drawing under any Letter of Credit denominated in Dollars shall constitute a request by the Specified Borrower for a borrowing pursuant to subsection 2.2 of ABR Loans in the amount of such drawing plus any amounts payable pursuant to subsection 5.5(a)(ii) in respect of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     5.6 Obligations Absolute. The obligations of the Specified Borrowers under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Specified Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) Each Specified Borrower for whose account a Letter of Credit is issued hereunder also agrees with the Issuing Bank in respect of such Letter of Credit that such Issuing Bank shall not be responsible for, and such Specified Borrower's Reimbursement Obligations under subsection 5.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or wilful misconduct of such Issuing Bank or (ii) any dispute between or among such Specified Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Specified Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

           (d) Each Specified Borrower for whose account a Letter of Credit is issued hereunder agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on such Specified Borrower and shall not result in any liability of such Issuing Bank to such Specified Borrower.

     5.7 Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit, such Issuing Bank shall promptly notify the account party of the date and amount thereof. The responsibility of the Issuing Bank to the account party in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     5.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 5, the provisions of this Section 5 shall apply.

SECTION 6.  LOCAL CURRENCY FACILITIES

     6.1 Terms of Local Currency Facilities. Subject to the provisions of this Section 6, the Company may in its discretion from time to time designate any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States as a "Local Currency Borrower" and any Qualified Credit Facility to which such Local Currency Borrower and any one or more Banks (or its affiliates, agencies or branches) is a party as a "Local Currency Facility", with the consent of each such Bank in its sole discretion, by delivering a Local Currency Facility Addendum to the Administrative Agent and the Banks (through the Administrative Agent) executed by the Company, each such Local Currency Borrower and each such Bank, provided, that on the effective date of such designation no Event of Default shall have occurred and be continuing. Concurrently with the delivery of a Local Currency Facility Addendum, the Company or the relevant Local Currency Borrower shall furnish to the Administrative Agent copies of all documentation executed and delivered by any Local Currency Borrower in connection therewith, together with, if applicable, an English translation thereof. Except as otherwise provided in this Section 6 or in the definition of "Qualified Credit Facility" in subsection 1.1, the terms and conditions of each Local Currency Facility shall be determined by mutual agreement of the relevant Local Currency Borrower(s) and Local Currency Bank(s). The documentation governing each Local Currency Facility shall (i) contain an express acknowledgement that such Local Currency Facility shall be subject to the provisions of this Section 6 and (ii) designate a Local Currency Facility Agent for such Local Currency Facility. Each of the Company and, by agreeing to any Local Currency Facility designation as contemplated hereby, each relevant Local Currency Bank (if any) party thereto which is an affiliate, branch or agency of a Bank, acknowledges and agrees that each reference in this Agreement to any Bank shall, to the extent applicable, be deemed to be a reference to such Local Currency Bank. In the event of any inconsistency between the terms of this Agreement and the terms of any Local Currency Facility, the terms of this Agreement shall prevail.

          (b) The documentation governing each Local Currency Facility shall set forth (i) the maximum amount (expressed in Dollars) available to be borrowed from all Local Currency Banks under such Local Currency Facility (as the same may be reduced from time to time, a "Local Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Local Currency Bank party to such Local Currency Facility, the maximum Dollar Equivalent Amount available to be borrowed from such Local Currency Bank thereunder (as the same may be reduced from time to time, a "Local Currency Bank Maximum Borrowing Amount").

          (c) Except as otherwise required by applicable law, in no event shall the Local Currency Banks party to a Local Currency Facility have the right to accelerate the Local Currency Loans outstanding thereunder, or to terminate their commitments (if any) to make such Local Currency Loans prior to the earlier of the stated termination date in respect thereof or the Termination Date, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 12 of this Agreement, provided, that nothing in this paragraph (c) shall be deemed to require any Local Currency Bank to make a Local Currency Loan if the applicable conditions precedent to the making of such Local Currency Loan set forth in the relevant Local Currency Facility have not been satisfied. No Local Currency Loan may be made under a Local Currency Facility if (i) after giving effect thereto, the conditions precedent in subsection 9.2 would not be satisfied or (ii) after giving effect to the making of such Local Currency Loan and the simultaneous application of the proceeds thereof, (A) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Commitments, or (B) the amount of such Local Currency Bank's Committed Exposure would exceed the amount of such Local Currency Bank's Commitment.

          (d) The relevant Local Currency Borrower shall furnish to the Administrative Agent copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Local Currency Banks participating in any Local Currency Facility) to the terms of any Local Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof). If any such amendment, supplement or other modification to a Local Currency Facility shall (i) add a Local Currency Bank as a Local Currency Bank thereunder or
(ii) change the Local Currency Facility Maximum Borrowing Amount or any Local Currency Bank Maximum Borrowing Amount with respect thereto, the Company shall promptly furnish an appropriately revised Local Currency Facility Addendum, executed by the Company, the relevant Local Currency Borrower and the affected Local Currency Banks (or any agent acting on their behalf), to the Administrative Agent and the Banks (through the Administrative Agent).

          (e) The Company may terminate its designation of a facility as a Local Currency Facility, with the consent of each Local Currency Bank party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by the Company, the relevant Local Currency Borrower and each Local Currency Bank party to such Local Currency Facility (or any agent acting on their behalf). Once notice of such termination is received by the Administrative Agent, such Local Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement and shall cease to benefit from the Company Guarantee.

     6.2 Reporting of Local Currency Outstandings. On the date of the making of any Local Currency Loan having a maturity of 30 or more days to a Local Currency Borrower and on the last Business Day of each month on which a Local Currency Borrower has any outstanding Local Currency Loans, the Local Currency Facility Agent for such Local Currency Borrower, shall deliver to the Administrative Agent a Notice of Local Currency Outstandings. The Administrative Agent will, at the request of any Local Currency Facility Agent, advise such Local Currency Facility Agent of the Exchange Rate used by the Administrative Agent in calculating the Dollar Equivalent Amount of Local Currency Loans under the related Local Currency Facility on any date.

     6.3 Refunding of Local Currency Loans. Notwithstanding noncompliance with the conditions precedent set forth in subsection 9.2, if any Local Currency Loans are outstanding on (i) any date on which an Event of Default pursuant to Section 12(g) shall have occurred with respect to the Company,
(ii) any Acceleration Date or (iii) any date on which an Event of Default pursuant to Section 12(a)(ii) shall have occurred and be continuing for three or more Business Days and, in the case of clause (iii) above, any Local Currency Bank party to the affected Local Currency Facility shall have given notice thereof to the Administrative Agent requesting that the Local Currency Loans ("Affected Local Currency Loans") outstanding thereunder be refunded pursuant to this subsection 6.3, then, at 10:00 A.M., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above), (y) such Acceleration Date (in the case of clause (ii) above) or (z) the date on which such notice is received by the Administrative Agent (in the case of clause
(iii) above), the Administrative Agent shall be deemed to have received a notice from the Company pursuant to subsection 2.2 requesting that ABR Loans be made pursuant to subsection 2.1 on such second Business Day in an aggregate amount equal to the Dollar Equivalent Amount of the aggregate amount of all Local Currency Loans (in the case of clause (i) or (ii) above) or the Affected Local Currency Loans (in the case of clause (iii) above), and the procedures set forth in subsection 2.2 shall be followed in making such ABR Loans. The proceeds of such ABR Loans shall be applied to repay such Local Currency Loans.

          (b) If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this subsection 6.3 to repay Local Currency Loans as required by such paragraph, effective on the date such ABR Loans would otherwise have been made, (i) the principal amount of each relevant Local Currency Loan shall be converted into Dollars (calculated on the basis of the Exchange Rate as of the immediately preceding Business Day) ("Converted Local Currency Loans") and (ii) each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 6.3. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Bank in such amount as will reduce the amount of the participating interest retained by such Local Currency Bank in the Converted Local Currency Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection

     6.3. All Converted Local Currency Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Local Currency Loans) in any interest which accrues thereon and in all repayments thereof.

          (c) If, for any reason, ABR Loans may not be made pursuant to paragraph (a) of this subsection 6.3 to repay Local Currency Loans as required by such paragraph and the principal amount of any Local Currency Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this subsection 6.3, (i) the Administrative Agent shall determine the Dollar Equivalent Amount of such Local Currency Loans (calculated on the basis of the Exchange Rate determined as of the Business Day immediately preceding the date on which ABR Loans would otherwise have been made pursuant to said paragraph (a)) and (ii) effective on the date on which ABR Loans would otherwise have been made pursuant to said paragraph
(a), each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Local Currency Loans in an amount equal to the amount of ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 6.3. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Bank in such amount as will reduce the Dollar Equivalent as of such date of the amount of the participating interest retained by such Local Currency Bank in such Local Currency Loans to the amount of the ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 6.3. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Local Currency Loans) in any interest which accrues thereon, in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.

          (d) If any amount required to be paid by any Bank to any Local Currency Bank pursuant to this subsection 6.3 in respect of any Local Currency Loan is not paid to such Local Currency Bank on the date such payment is due from such Bank, such Bank shall pay to such Local Currency Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Local Currency Bank during the period from and including the date such payment is required to the date on which such payment is immediately available to the Local Currency Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of a Local Currency Bank submitted to any Bank through the Administrative Agent with respect to any amounts owing under this subsection
(d) shall be conclusive in the absence of manifest error.

SECTION 7.  CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND

LETTERS OF CREDIT

     7.1 Facility Fee; Utilization Fee; Other Fees; Other Payments. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee for the period from and including the Closing Date to, but excluding, the Termination Date, computed at the Facility Fee Rate in effect from time to time on the average daily amount of the Commitment (used and unused) of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (b) The Company shall pay to the Administrative Agent for the account of each Bank a utilization fee of (i) 0.125% per annum on such Bank's Commitment Percentage of the aggregate outstanding principal or face amount amount of Committed Rate Loans, Swing Line Loans, Letters of Credit and Local Currency Loans for each day on which the Aggregate Committed Outstandings are equal to or exceed 33-1/3% of the Aggregate Commitments but are less than 66-2/3% of the Aggregate Commitments and (ii) 0.375% per annum on such Bank's Commitment Percentage of the aggregate outstanding principal or face amount of Committed Rate Loans, Swing Line Loans, Letters of Credit and Local Currency Loans for each day on which the Aggregate Committed Outstandings are equal to or exceed 66-2/3% of the Aggregate Commitments, in each case, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          (c) The Company agrees to pay to the Administrative Agent, for its own account and for the account of the Arranger, the fees in the amounts and on the dates agreed to by such parties in writing prior to the date of this Agreement.

     7.2 Computation of Interest and Fees. Facility and utilization fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Letter of Credit commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Specified Borrower and the Banks of each determination of a Eurocurrency Rate. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.
The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Banks of the effective date and the amount of each such change in interest rate.

           (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

     7.3 Pro Rata Treatment and Payments. Each payment by the Company on account of any facility fee or utilization fee hereunder and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each disbursement of Committed Rate Loans in any Currency shall be made by the Banks holding Commitments in such Currency pro rata according to the respective Borrowing Percentages of such Banks. Each payment (including each prepayment) by any Borrower on account of principal of and interest on any Loans in any Currency shall be made pro rata according to the respective principal amounts of the Loans of such Currency of such Borrower then due and owing to the Banks. All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set off or counterclaim. All payments in respect of Committed Rate Loans or Letters of Credit in any Currency shall be made in such Currency and in immediately available funds at the Payment Office, and at or prior to the Payment Time, for such Type of Loans and such Currency, on the due date thereof. The Administrative Agent shall distribute to the Banks any payments received by the Administrative Agent promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date in respect of Committed Rate Loans that such Bank will not make the amount that would constitute its Borrowing Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (A) in the case of any such Committed Rate Loans denominated in Dollars, the daily average Federal funds rate, as quoted by the Administrative Agent, or (B) in the case of any Committed Rate Loans denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by the Administrative Agent, in each case for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Borrowing Percentage of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Swing Line Loans in such Currency hereunder, on demand, from the relevant Borrower.

     7.4 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain Loans or to make or maintain Extensions of Credit to one or more Foreign Subsidiary Borrowers or Local Currency Borrowers contemplated by this Agreement, the commitment of such Bank hereunder to make Loans to such Foreign Subsidiary Borrowers or Local Currency Borrowers, continue Loans to such Foreign Subsidiary Borrowers or Local Currency Borrowers as such, and maintain Extensions of Credit to such Foreign Subsidiary Borrowers or Local Currency Borrowers shall forthwith be cancelled to the extent necessary to remedy or prevent such illegality. Nothing in this subsection 7.4 shall affect the obligation of the Banks to make and maintain Loans to the Company.

     7.5 Requirements of Law. If the adoption of or any change in any Requirement of Law (other than the Certificate of Incorporation and By-Laws or other organizational or governing documents of the Banks) or in the interpretation or application thereof or compliance by any Bank or Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Bank or Issuing Bank or any corporation controlling such Bank or from which such Bank obtains funding or credit to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurocurrency Loan or Local Currency Loan made by it, or change the basis of taxation of payments to such Bank or such corporation in respect thereof (except for Non-Excluded Taxes covered by subsection 7.6 (including taxes excluded under the first sentence of subsection 7.6(a)) and changes in the rate of tax on the overall net income of such Bank or Issuing Bank or such corporation);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank or from which such Bank obtains funding or credit which is not otherwise included in the determination of the Eurocurrency Rate hereunder or the interest rate on such Local Currency Loans under the relevant Local Currency Facility; or

        (iii) shall impose on such Bank or Issuing Bank or any corporation controlling such Bank or from which such Bank obtains funding or credit any other condition; and the result of any of the foregoing is to increase the cost to such Bank or Issuing Bank or such corporation, by an amount which such Bank or Issuing Bank or such corporation deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Local Currency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Bank or Issuing Bank, within five Business Days after its demand, any additional amounts necessary to compensate such Bank or Issuing Bank for such increased cost or reduced amount receivable, together with interest on each such amount from the date due until payment in full at a rate per annum equal to the ABR plus 2%. If any Bank or Issuing Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank or Issuing Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of Loans and all other amounts payable hereunder.

           (b) If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank or Issuing Bank or from which such Bank or Issuing Bank obtains funding or credit with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or Issuing Bank or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or Issuing Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or Issuing Bank or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank or Issuing Bank to be material, then from time to time, after submission by such Bank or Issuing Bank to the Company (with a copy to the Administrative Agent) of a written request therefor (which written request shall be conclusive in the absence of manifest error), the Company shall pay to such Bank or Issuing Bank such additional amount or amounts as will compensate such Bank or Issuing Bank for such reduction.

          (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 7.5, each Borrower agrees to pay to each Bank which requests compensation under this paragraph (c) by notice to such Borrower, on the last day of each Interest Period with respect to any Committed Rate Eurocurrency Loan made by such Bank to such Borrower, at any time when such Bank shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, at any time when such Bank may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Eurocurrency Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any such Committed Rate Eurocurrency Loans), an additional amount (determined by such Bank's calculation or, if an accurate calculation is impracticable, reasonable estimate using such reasonable means of allocation as such Bank shall determine) equal to the actual costs, if any, incurred by such Bank during such Interest Period as a result of the applicability of the foregoing reserves to such Committed Rate Eurocurrency Loans.

          (d) A certificate of each Bank, Issuing Bank, Swing Line Bank or Local Currency Bank setting forth such amount or amounts as shall be necessary to compensate such Bank, Issuing Bank, Swing Line Bank or Local Currency Bank as specified in paragraph (a), (b) or (c) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a), (b) or (c) above, including calculations in detail comparable to the detail set forth in certificates delivered to such Bank in similar circumstances under comparable provisions of other comparable credit agreements, shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay each Bank, Issuing Bank, Swing Line Bank or Local Currency Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same.

          (e) Failure or delay on the part of any Bank or the Issuing Bank to demand compensation pursuant to this subsection shall not constitute a waiver of such Bank's or the Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Bank or the Issuing Bank pursuant to this subsection for any increased costs or reductions incurred more than six months prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Company of the event giving rise to such increased costs or reductions and of such Bank's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

           (f) Notwithstanding the foregoing provisions of this subsection, a Bank shall not be entitled to compensation pursuant to this subsection in respect of any Competitive Advance Loan if the event that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Advance Loan Offer pursuant to which such Loan was made.

           (g) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. 7.6 Taxes. All payments made by any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, (i) net income taxes, capital taxes, doing business taxes and franchise taxes imposed on the Administrative Agent or such Bank (including, without limitation, each Bank in its capacity as an Issuing Bank or as a Swing Line Bank), as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein, (ii) taxes required to be withheld because of a failure to deliver any certificate described in this subsection
7.6 for any reason and (iii) any and all withholding taxes payable with respect to payments under this Agreement made by the Company or by any Subsidiary Borrower that was organized under the laws of the United States, other than any such withholding taxes imposed as a result of any change in or amendment to the laws of any jurisdiction affecting taxation (including any regulation or ruling proposed or promulgated by a taxing authority thereof and any treaty provisions) or any change in the official application, enforcement or interpretation of such laws, regulations, rulings or treaties or any other action taken by a taxing authority or a court of competent jurisdiction, which change, amendment, application, enforcement, interpretation or action becomes effective after the date hereof (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and such Bank for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Bank as a result of any such failure. The agreements in this subsection 7.6(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
           (b) (i) Each Bank (including each Assignee) that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Administrative Agent concurrently with the delivery of this Agreement (or, in the case of any Assignee, concurrently with the delivery of an Assignment and Acceptance) two duly completed copies of (x) United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8BEN or W-9 or successor applicable form, as the case may be. Each such Bank also agrees to deliver to the Company and the Administrative Agent two further copies of the said Form W-8BEN or W-8ECI and Form W-8BEN or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event (including, without limitation, a change in such Bank's lending office) requiring a change in the most recent form previously delivered by it to the Company and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Administrative Agent. Such Bank shall certify (x) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8BEN or W-9, that it is entitled to an exemption from United States backup withholding tax.

             (ii) Upon the written request of any Borrower, each Bank promptly will provide to such Borrower and to the Administrative Agent, or file with the relevant taxing authority (with a copy to the Administrative Agent) such form, certification or similar documentation (each duly completed, accurate and signed) as is required by the relevant jurisdiction in order to obtain an exemption from, or reduced rate of Non-Excluded Taxes to which such Bank or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; provided, however, such Bank will not be required to (x) disclose information which in its reasonable judgment it deems confidential or proprietary or (y) incur a cost if such cost would, in its reasonable judgment, be substantial in comparison to the cost of the Borrower under this subsection 7.6 of such Bank's failure to provide such form, certification or similar documentation. Such Bank shall certify in the case of any such form, certification or similar documentation so provided (to the extent it may accurately and properly do so) that it is entitled to receive payments under this Agreement without deduction or withholding, or at a reduced rate of deduction or withholding of Non-Excluded Taxes.

            (iii) A Bank shall be required to furnish a form under this paragraph (b) only if it is entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the applicable Borrower, shall inform the applicable Borrower in writing.

          (c) If any Bank is, in its sole opinion, able to apply for any tax credit, tax deduction or other reduction in tax (a "Tax Benefit") by reason of any increased amount paid by the Company under this subsection 7.6, such Bank will use reasonable efforts to obtain such Tax Benefit and, upon receipt thereof will pay to the Company such amount, not exceeding the increased amount paid by the Company, as it considers, in its sole opinion, to be equal to the net after-tax value to such Bank of the Tax Benefit or such part thereof allocable to such withholding or deduction, having regard to all of such Bank's dealings giving rise to similar credits and to the cost of obtaining the same, less any and all expenses incurred by such Bank in obtaining such Tax Benefit (including any and all professional fees incurred therewith); provided, however, that (i) no Bank shall be obligated by this subsection 7.6 to disclose to the Company any information regarding its tax affairs or computations, (ii) nothing in this subsection 7.6 shall interfere with the right of each Bank to arrange its tax affairs as it deems appropriate and (iii) nothing in this subsection 7.6 shall impose an obligation on a Bank to obtain any Tax Benefit if, in such Bank's sole opinion, to do so would (x) impose undue hardships, burdens or expenditures on such Bank or (y) increase such Bank's exposure to taxation by the jurisdiction in question.

     7.7 Company's Options upon Claims for Increased Costs and Taxes. In the event that any Affected Bank shall decline to make Loans pursuant to subsection 7.4 or shall have notified the Company that it is entitled to claim compensation pursuant to subsection 7.5 or 7.6, the Company may exercise any one or both of the following options:

          (a) The Company may request one or more of the Banks which are not Affected Banks to take over all (but not part) of any Affected Banks' then outstanding Loans and to assume all (but not part) of any Affected Bank's Commitments, if any, and obligations hereunder, and if applicable, under any Local Currency Facility. If one or more Banks shall so agree in writing (collectively, the "Assenting Banks"; individually, an "Assenting Bank") with respect to an Affected Bank, (i) the Commitments, if any, of each Assenting Bank and the obligations of such Assenting Bank under this Agreement shall be increased by its respective Allocable Share of the Commitments, if any, and of the obligations of such Affected Bank under this Agreement and if applicable, under any Local Currency Facility and (ii) each Assenting Bank shall make Loans to the Company, according to such Assenting Bank's respective Allocable Share, in an aggregate principal amount equal to the outstanding principal amount of the Loans and, if applicable, Local Currency Loans, of such Affected Bank, on a date mutually acceptable to the Assenting Banks, such Affected Bank and the Company. The proceeds of such Loans, together with funds of the Company, shall be used to prepay the Loans, and if applicable, Local Currency Loans, of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to subsection 7.8 in connection with such prepayment), and, upon such assumption by the Assenting Bank and prepayment by the Company, such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).

          (b) The Company may designate a Replacement Bank to assume the Commitments, if any, and the obligations of any such Affected Bank hereunder and if applicable, under any Local Currency Facility, and to purchase the outstanding Loans of such Affected Bank and such Affected Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank (unless such Affected Bank agrees otherwise), for a purchase price equal to the outstanding principal amount of the Loans and, if applicable, Local Currency Loans, of such Affected Bank plus (i) all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder and (ii) any amount which would be payable to such Affected Bank pursuant to subsection 7.8, and upon such assumption and purchase by the Replacement Bank, such Replacement Bank, if it is not already a Bank, shall be deemed to be a "Bank" for purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).

     7.8 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Committed Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default and as a result of the provisions of subsection 2.11 or 2.12), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable hereunder and is revoked in accordance herewith), (d) the failure to borrow any Competitive Advance Loan after accepting the Competitive Advance Loan Offer to make such Loan, or (e) the assignment as a result of a request by the Company pursuant to subsection 7.7 of any Eurocurrency Loan other than on the last day of an Interest Period therefor or of any Competitive Advance Loan, then, in any such event, the Company shall compensate each Bank for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Bank attributable to any such event shall be deemed to include an amount determined by such Bank to be equal to the excess, if any, of (i) the amount of interest that such Bank would pay for a deposit equal to the principal amount of such Bank denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurocurrency Rate for such Currency for such Interest Period, over (ii) the amount of interest that such Bank would earn on such principal amount for such period if such Bank were to invest such principal amount for such period at the interest rate that would be bid by such Bank (or an affiliate of such Bank) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period. The Company shall also compensate each relevant Bank for any loss, cost or expense suffered by such Bank as a result of the conversion, pursuant to subsection 2.11(b) or 6.3(b), of the Currency in which a Loan is denominated, or the purchase or sale, pursuant to subsection 2.11(c) or 6.3(c), of a participating interest in any Loan. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

     7.9 Determinations. In making the determinations contemplated by subsection 7.5, 7.6 and 7.8, each Bank may make such estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate. Upon request of the Company, each Bank shall furnish to the Company, at any time after demand for payment of an amount under subsection 7.5(a) or 7.8, a certificate outlining in reasonable detail the computation of any amounts owing. Any certificate furnished by a Bank shall be binding and conclusive in the absence of manifest error.

     7.10 Change of Lending Office. If an event occurs with respect to any Bank that makes operable the provisions of subsection 7.4 or entitles such Bank to make a claim under subsection 7.5 or 7.6, such Bank shall, if requested in writing by the Company, to the extent not inconsistent with such Bank's internal policies, use reasonable efforts to (a) designate another office or offices for the making and maintaining of its Loans or (b) obtain a different source of funds or credit, as the case may be, the designation or obtaining of which will eliminate such operability or reduce materially the amount such Bank is so entitled to claim, provided that such designation or obtaining would not, in the sole discretion of such Bank, result in such Bank incurring any costs unless the Company has agreed to reimburse such Bank therefor.

     7.11 Company Controls on Exposure; Calculation of Exposure; Prepayment if Exposure exceeds Commitments. The Company will implement and maintain internal accounting controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in (i) the Exposure of the Banks being in excess of the Commitments, or (ii) the Foreign Currency Exposure in respect of any Currency exceeding the Foreign Currency Exposure Sublimit for such Currency, and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, (i) the aggregate amount of the Exposure exceeds the Commitments, or (ii) the amount of the Foreign Currency Exposure in respect of any Currency exceeds the Foreign Currency Exposure Sublimit for such Currency. In the event that at any time the Company determines that (i) the aggregate amount of the Exposure of the Banks exceeds the aggregate amount of the Commitments by more than 5%, or (ii) the amount of the Foreign Currency Exposure in respect of any Currency exceeds the Foreign Currency Exposure Sublimit for such Currency, the Company will, as soon as practicable but in any event within five Business Days of making such determination, make or cause to be made such repayments or prepayments of Loans as shall be necessary to cause (i) the aggregate amount of the Exposure of the Banks to no longer exceed the Commitments, and (ii) the amount of the Foreign Currency Exposure in respect of any Currency not to exceed the Foreign Currency Exposure Sublimit for such Currency.

          (b) The Administrative Agent will calculate the aggregate amount of the Exposure of the Banks from time to time, and in any event not less frequently than once during each calendar month. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line Banks in respect of outstanding Swing Line Loans, from Banks in respect of outstanding Competitive Advance Loans, from Local Currency Facility Agents in respect of outstanding Local Currency Loans and Issuing Banks in respect of L/C Obligations. Upon making each such calculation, the Administrative Agent will inform the Company and the Banks of the results thereof.

          (c) In the event that on any date the Administrative Agent calculates that (i) the aggregate amount of the Exposure of the Banks exceeds the aggregate amount of the Commitments by more than 5%, or (ii) the Foreign Currency Exposure in respect of any Currency exceeds the Foreign Currency Exposure Sublimit for such Currency, the Administrative Agent will give notice to such effect to the Company. After receipt of any such notice, the Company will, as soon as practicable but in any event within five Business Days of receipt of such notice, make or cause to be made such repayments or prepayments of Loans as shall be necessary to cause (i) the aggregate amount of the Exposure of the Banks to no longer exceed the Commitments, or (ii) the Foreign Currency Exposure in any respect of any Currency not to exceed the Foreign Currency Exposure Sublimit for such Currency.

          (d) If at any time the Committed Exposure of any Bank exceeds such Bank's Commitment, upon demand of such Bank, the Company will within one Business Day prepay Loans in such amounts that after giving effect to such prepayment the Committed Exposure of such Bank does not exceed its Commitment.

          (e)  Any prepayment required to be made pursuant to this subsection
7.11 shall be accompanied by payment of amounts payable, if any, pursuant to subsection 7.8 in respect of the amount so prepaid.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

To induce the Agents, the Administrative Agent and the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company and each Subsidiary Borrower (insofar as the representations and warranties by such Subsidiary Borrower relate to it) hereby represents and warrants to each Agent, the Administrative Agent and each Bank that:

     8.1 Financial Condition. The audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Bank or will be furnished to each Bank that has not already received such copies, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) as at September 30, 2000, the related unaudited consolidating statement of operations and retained earnings for the portion of the fiscal year ended on September 30, 2000 and the press release of the Company with respect to its earnings for fiscal year ended December 31, 2000 (dated February 13, 2001), certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank or will be furnished to each Bank that has not already received such copies, present fairly the consolidating financial condition of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) as at such date, and the consolidating results of their operations for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or referred to in the notes thereto. During the period from September 30, 2000 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at September 30, 2000 (except for the acquisitions by the Company of the Wyle Group of Companies and of Mid Range Open Computing Alliance (formerly named Merisel Open Computing Alliance, Inc.) and as otherwise disclosed in writing to the Banks prior to the Closing Date).

     8.2 No Change. Since December 31, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     8.3 Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     8.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Company and its Subsidiaries has the corporate or other power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents. This Agreement has been, and each other Credit Document to which the Company or any of its Subsidiaries is a party will be, duly executed and delivered on behalf of the Company or such Subsidiary, as the case may be. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company or any of its Subsidiaries party thereto enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     8.5 No Legal Bar. The execution, delivery and performance of the Credit Documents to which the Company or any of its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries (except for violations of Contractual Obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except for the Liens expressly permitted by subsection 11.3.

     8.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby.

     8.7 No Default. No Default or Event of Default has occurred and is continuing.

     8.8 Ownership of Property; Liens. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except where the failure to have such title or such leasehold interest, as the case may be, could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by subsection 11.3.

     8.9 Intellectual Property. Each of the Company and each of its Subsidiaries owns, or is licensed to use, all domestic and foreign trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending or, to the knowledge of the Company, has been threatened by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     8.10 Local Currency Facilities. Schedule 8.10 sets forth, as of the Closing Date, all Local Currency Facilities (including the Local Currency Borrower, Local Currency Banks, Local Currency Facility Agent, Local Currency Facility Maximum Borrowing Amount and Local Currency Bank Maximum Borrrowing Amount with respect thereto).

     8.11 Taxes. Each of the Company and its consolidated Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any unfiled tax returns for taxes, and unpaid taxes, fees and other charges, (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its consolidated Subsidiaries, as the case may be, or (b) which in each case, individually or in the aggregate, would not cause the Company and its consolidated Subsidiaries to have a liability in excess of $5,000,000 or the Dollar Equivalent Amount thereof); no notice of tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted by any taxing authority, with respect to any such tax, fee or other charge except for claims the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its consolidated Subsidiaries, as the case may be, and claims for amounts which, in the aggregate, do not exceed $5,000,000.

     8.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of such Board of Governors. If requested by any Bank or the Administrative Agent, the Company will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

     8.13 ERISA. Each Plan which is intended to be qualified under Section 401(a) (or 403(a) as appropriate) of the Code and each related trust agreement, annuity contract or other funding instrument which is intended to be tax-exempt under Section 501(a) of the Code is so qualified and tax-exempt and has been so qualified and tax-exempt during the period from its adoption to date. No event has occurred in connection with which the Company or any Commonly Controlled Entity or any Plan, directly or indirectly, could reasonably be expected to be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or a Subsidiary has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity or for which the Company or any Commonly Controlled Entity has or could have any liability (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity could reasonably be expected to become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the unfunded liability of the Company and each Commonly Controlled Entity for benefits under all unfunded retirement or severance plans, programs, policies or other arrangements (including, without limitation, post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA)), whether or not funded does not, in the aggregate, exceed $5,000,000 (excluding those arrangements set forth on Schedule 8.13).

     8.14 Investment Company Act; Other Regulations. Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary of the Company is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

     8.15 Subsidiaries. On the Closing Date, the only Subsidiaries of the Company, and the only material partnerships or joint ventures in which the Company or any Subsidiary has an interest, are those set forth on Schedule
8.15. On the Closing Date, the Company owns the percentage of the issued and outstanding Capital Stock or other evidences of the ownership of each Subsidiary, partnership or joint venture set forth on Schedule 8.15 as set forth on such Schedule. On the Closing Date, except as set forth on Schedule 8.15, no such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Capital Stock. The outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures owned by the Company and its Subsidiaries are owned by the Company and its Subsidiaries free and clear of all Liens, warrants, options or rights of others of any kind whatsoever except for Liens permitted by subsection 11.3.

     8.16 Accuracy and Completeness of Information. No document furnished or statement made in writing to the Banks by the Company in connection with the negotiation, preparation or execution of this Agreement or any of the other Credit Documents contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Banks. All other written information, reports and other papers and data with respect to the Company and its Subsidiaries (other than financial statements), furnished to the Banks by the Company, or on behalf of the Company, were (a) in the case of those not prepared for delivery to the Banks, to the Company's knowledge, at the time the same were so furnished, complete and correct in all material respects for the purposes for which the same were prepared and (b) in the case of those prepared for delivery to the Banks, to the Company's knowledge, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Banks a true and accurate knowledge of the subject matter in all material respects, it being understood that financial projections as to future events are not to be viewed as facts and that actual results may differ from projected results.

     8.17 Purpose of Loans; Commitments. The proceeds of the Loans shall be used by the Company for working capital purposes in the ordinary course of business and for general corporate purposes of the Company and, to the extent permitted hereunder, its Subsidiaries, and the Commitments may be used by the Company as backup for its commercial paper program.

     8.18 Environmental Matters. Except as set forth on Schedule 8.18 or insofar as there is no reasonable likelihood of a Material Adverse Effect arising from any combination of facts or circumstances inconsistent with any of the following:

           (a) The facilities and properties owned or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and to the knowledge of the Company or its Subsidiaries, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

           (b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or to the knowledge of the Company about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties.

           (c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

           (d) To the knowledge of the Company or any of its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

           (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other analogous administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

           (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.

SECTION 9.  CONDITIONS PRECEDENT

     9.1 Conditions to Closing Date. The occurrence of the Closing Date, and the agreement of each Bank to make the initial Extension of Credit requested to be made by it on or after the Closing Date, shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

          (a) Credit Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank, (ii) for the account of each Bank, the Company Guarantee executed and delivered by a duly authorized officer of the Company, with a counterpart or conformed copy for each Bank and (iii) each Initial Subsidiary Guarantee, executed and delivered by a duly authorized officer of the Guarantor party thereto, with a counterpart or a conformed copy for each Bank.

          (b) Corporate Proceedings of each Loan Party. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party (except any Foreign Subsidiary Borrower) authorizing (i) the execution, delivery and performance of each Credit Document to which it is a party and (ii) in the case of each Borrower (except any Foreign Subsidiary Borrower), the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c) Fees and Expenses. The Administrative Agent shall have received the fees and expenses to be received on or prior to the Closing Date pursuant to subsection 7.1(c).

          (d) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Bank, the following executed legal opinions:

               (i) the executed legal opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Company and the Subsidiary Borrowers, substantially in the form of Exhibit G-1, with such modifications therein as shall be reasonably requested or approved by the Administrative Agent; and

              (ii) the executed legal opinion of Robert E. Klatell, general counsel of the Company, substantially in the form of Exhibit G-2, with such modifications therein as shall be reasonably requested or approved by the Administrative Agent. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Credit Documents as the Administrative Agent may reasonably require.

          (e) No Material Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened (including any proposed statute, rule or regulation) which in the reasonable judgment of any Bank could have a Material Adverse Effect.

          (f) 364-Day Credit Agreement. The conditions precedent for the occurrence of the Closing Date under (and as defined in) the 364-Day Credit Agreement shall have been satisfied.

          (g) Existing Credit Agreement. Any principal, interest, fees or other amounts owing or accrued and unpaid under the Existing Credit Agreement to any Person which is a Bank under (and as defined in) the Existing Credit Agreement shall have been paid in full to such Person.

           (h) Ratings. The Rating in effect on such date by S&P shall not be lower than BBB and by Moody's shall not be lower than Baa2.

           (i) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

     9.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit, but excluding any Committed Rate Loan made pursuant to a Notice of Swing Line Refunding, pursuant to subsections 5.5(c) or 6.3 or pursuant to subsection 2.6(c) if the Dollar Equivalent Amount thereof is not increased) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Company and its Subsidiaries in or pursuant to the Credit Documents (other than in respect of each Extension of Credit made after the Closing Date, subsection 8.2) shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date after giving effect to the Loans requested to be made on such date.

          (c) No Material Adverse Change in Subsidiary Borrowers. If such Extension of Credit is to or for a Subsidiary Borrower, no event which has or could reasonably expected to have a material adverse effect on the ability of such Subsidiary Borrower to perform its obligations under this Agreement shall have occurred.

          (d) Borrowing Certificate. In the case of the first requested borrowing subsequent to the Closing Date, the Administrative Agent shall have received with a counterpart for each Bank, a certificate of the Company, dated as of such date, substantially in the form of Exhibit E, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by any Responsible Officer of the Company.

          (e) Foreign Subsidiary Borrowers. In the case of the first requested borrowing by each Foreign Subsidiary Borrower, the Company shall deliver to the Administrative Agent on or prior to such date a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of such Foreign Subsidiary Borrower authorizing (1) the execution, delivery and performance of each Credit Document to which it is a party and (2) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary or other authorized officer of such Foreign Subsidiary Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded. Each borrowing by and Letter of Credit issued on behalf of any Borrower shall constitute a representation and warranty by the Company and such Borrower as of the date of such Loan and/or Letter of Credit that the conditions contained in this subsection 9.2 have been satisfied.

SECTION 10.  AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank, any Agent or the Administrative Agent hereunder or under any Local Currency Facility, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     10.1  Financial Statements.  Furnish to each Bank:

           (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and shareholders equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks; provided that the Company may in lieu of furnishing such financial statements furnish to each Bank its Form 10-K filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority for such year;

           (b) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) as at the end of such year and the related unauditedconsolidating statements of operations of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) for such year, setting forth in each case in comparative form the figures for the previous year, certified pursuant to subsection 10.2(b) by a Responsible Officer as fairly presenting the consolidating financial condition and results of operations of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries);

          (c) as soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and shareholders' equity and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for such quarter of the previous year, certified by a Responsible Officer as fairly presenting in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments); provided that the Company may in lieu of furnishing such unaudited consolidated balance sheet furnish to each Bank its Form 10-Q filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority for the relevant quarterly period; and

          (d) as soon as available, but in any event within 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) as at the end of such quarter and the related unaudited consolidating statements of operations of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) for such quarter and the portion of the fiscal year through the end of such quarter, in the case of the unaudited consolidating balance sheet setting forth in comparative form the figures for the previous year (but not the corresponding figures for such quarter of the previous year) and in the case of the statements of operations setting forth in comparative form the figures for such quarter of the previous year, certified by a Responsible Officer as fairly presenting the consolidating financial condition and results of operations of the Company and its consolidated Subsidiaries by legal entity (with respect to Subsidiaries organized under the laws of the United States and Canada) and by principal operating group (with respect to other Subsidiaries) (subject to normal year-end audit adjustments); the financial statements to be furnished pursuant to this subsection 10.1 shall fairly present the consolidated (or consolidating by legal entity or principal operating group, as appropriate) financial position and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP (subject, in the case of subsections 10.1(c) and (d), to normal year-end audit adjustments and the absence of complete footnotes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     10.2  Certificates; Other Information.  Furnish to each Bank:

          (a) concurrently with the delivery of the financial statements referred to in subsection 10.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and 10.1(b), a certificate of a Responsible Officer substantially in the form of Exhibit H;

          (c) concurrently with the delivery of the financial statements referred to in subsection 10.1(c), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, the Company has observed and performed all of its covenants and other agreements contained in this Agreement and the other Credit Documents to which it is a party to be observed or performed by it, (ii) that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified therein and (iii) setting forth calculations supporting compliance with subsections 11.1(a), (b) and (c) and 11.2;

          (d) as soon as delivered, a copy of the letter, addressed to the Company, of the certified public accountants who prepared the financial statements referred to in subsection 10.1(a) for such fiscal year and otherwise referred to as a "management letter";

          (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Company or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (f) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and 10.1(c), a certificate of a Responsible Officer setting forth the name of each Foreign Subsidiary Borrower and each outstanding Swing Line Loan, Competitive Advance Loan, Local Currency Loan made and Letter of Credit issued to the Foreign Subsidiary Borrowers as of the date of such financial statements; and

          (g) promptly, such additional documents, instruments, legal opinions or financial and other information as the Administrative Agent or any Bank may from time to time reasonably request.

     10.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including, without limitation, all obligations in respect of taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or where the failure to pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

     10.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 11.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     10.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried.

     10.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which the entries are, in all material respects, full, true and correct in conformity with sound business practice and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable notice under the circumstances, permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

     10.7 Notices. Promptly, after the Company becomes aware thereof, give notice to the Administrative Agent and each Bank of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case of clauses (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or cause a Default or an Event of Default;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount involved is $5,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

          (d) the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating (other than a standard termination under Section 4041(b) of ERISA), Reorganization or Insolvency of, any Plan; and

          (e) any change, development or event involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     10.8 Environmental Laws. Comply with, and take all reasonable efforts to ensure compliance by all tenants and subtenants, if any, in all material respects with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and undertake all reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

     10.9 Additional Subsidiary Guarantees. In the event that any Domestic Subsidiary which is not a Guarantor shall account for more than 3% of Total Assets at any date, take all actions necessary to cause such Domestic Subsidiary to execute and deliver a Subsidiary Guarantee, within 60 days of the occurrence of such event, provided that in the event that Domestic Subsidiaries which are not Guarantors shall account for more than 8% of Total Assets at any date, the Company shall take all actions necessary to cause a sufficient number of such Domestic Subsidiaries to execute and deliver a Subsidiary Guarantee such that, within 60 days of the occurrence of such event, Domestic Subsidiaries which are not Guarantors shall not account for more than 8% of Total Assets.

     10.10 Foreign Subsidiary Borrowers. Within 45 days after the Closing Date, the Company shall deliver to the Administrative Agent (i) an executed Foreign Subsidiary Opinion of counsel to each Foreign Subsidiary Borrower that is a party to this Agreement on the Closing Date if the aggregate Exposure of such Subsidiary owing to all Banks as of the Closing Date exceeds $20,000,000 and (ii) a copy of all documentation with respect to all Local Currency Facilities.

SECTION 11.  NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank, any Agent or the Administrative Agent hereunder or under any Local Currency Facility:

     11.1  Financial Condition Covenants.  The Company shall not:

          (a) Maintenance of Indebtedness. Permit Consolidated Total Debt at any time to exceed (a) from the Closing Date through September 30, 2001, an amount equal to 70.0% of Consolidated Total Capitalization, (b) from October 1, 2001 through December 31, 2001, an amount equal to 67.5% of Consolidated Total Capitalization, (c) from January 1, 2002 through March 31, 2002, an amount equal to 65.0% of Consolidated Total Capitalization, (d) from April 1, 2002 through June 30, 2002, an amount equal to 60.0% of Consolidated Total Capitalization, and (e) thereafter, an amount equal to 57.5% of Consolidated Total Capitalization.

          (b) Maintenance of Net Worth. Permit Consolidated Net Worth at any time to be less than an amount equal to the sum of 85.0% of Consolidated Net Worth as of December 31, 2000 plus 50% of cumulative Consolidated Net Income for the fiscal quarter commencing January 1, 2001 and for each fiscal quarter thereafter (without subtraction for any fiscal quarter during which Consolidated Net Income is a negative number).

          (c) Interest Coverage. Permit for any period of four consecutive fiscal quarters at any time the ratio of Adjusted Consolidated EBITDA to Consolidated Cash Interest Expense to be less than 3.0 to 1.0.

     11.2 Limitation on Indebtedness of Domestic Subsidiaries. The Company shall not permit any of its Domestic Subsidiaries to, and the Domestic Subsidiaries shall not, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except (a) Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth, (b) any Indebtedness of Domestic Subsidiaries pursuant to any of the Credit Documents, (c) any Indebtedness of the Domestic Subsidiaries pursuant to the Subsidiary Guarantees under (and as defined in) the 364-Day Credit Agreement, and (d) any Guarantee Obligation of any Domestic Subsidiary guaranteeing Indebtedness of the Company otherwise permitted hereunder so long as such Domestic Subsidiary shall have executed and delivered to the Administrative Agent a Subsidiary Guarantee and such Subsidiary Guarantee shall be in full force and effect.

     11.3 Limitation on Liens. The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Domestic Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Domestic Subsidiary;

          (f) Liens created in connection with the securitization of Receivables; provided that (i) the aggregate net proceeds of any such securitization transaction shall not exceed $750,000,000 and (ii) any such securitization transaction shall be a Permitted Receivables Securitization;

          (g) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (h) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and
(iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; and

          (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Domestic Subsidiaries) a Dollar Equivalent Amount equal to $75,000,000 at any time outstanding.

     11.4 Limitation on Fundamental Changes. The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (i) any Subsidiary may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Domestic Subsidiaries; and

         (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Domestic Subsidiary.

SECTION 12.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

          (a) (i) Any Specified Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation owing by it when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms hereof; or (ii) any Local Currency Borrower shall fail to pay any principal of or interest on any Local Currency Loan when due in accordance with the applicable terms of the relevant Local Currency Facility; or (iii) any Specified Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any Subsidiary herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company or any Subsidiary shall default in the observance or performance of any agreement contained in Section 11 and, with respect to subsections 11.2 and 11.3, such default shall continue unremedied for a period of 30 days; or

          (d) The Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the Company has knowledge thereof; or

          (e) Any of the Credit Documents shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing (except for the termination of any Local Currency Facility if all Local Currency Loans and other amounts owing thereunder are paid in full); or

          (f) The Company or any of its consolidated Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans and Reimbursement Obligations) or in the payment of any Guarantee Obligation, in either case with an outstanding principal amount in excess of a Dollar Equivalent Amount equal to $50,000,000 when due beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (g) (i) Any Specified Borrower, or any Subsidiary that, directly or indirectly, accounts for more than 5% of Total Assets, at any date shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any such Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which
(A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Specified Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

          (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company; or

          (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of a Dollar Equivalent Amount equal to $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (j) The Company Guarantee or any Subsidiary Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor party thereto shall so assert; or

          (k)  A Change in Control shall occur; then, and in any such event,
(A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding sentence, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of Letters of Credit issued for its account. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure all obligations of such Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the applicable Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the applicable Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower. The Borrowers shall execute and deliver to the Administrative Agent, for the account of the Issuing Banks and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 13.  THE ADMINISTRATIVE AGENT; THE AGENTS; THE ARRANGER

     13.1 Appointment. Each Bank hereby irrevocably designates and appoints Chase as the Administrative Agent of such Bank under this Agreement and the other Credit Documents, and each such Bank irrevocably authorizes Chase, as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

     13.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     13.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Company.

     13.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks or all of the Banks, as may be required hereunder, as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected from liability to the Banks in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks or all of the Banks, as may be required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and their respective successors and assigns.

     13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks or all of the Banks, as may be required hereunder; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     13.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement and the other Credit Documents to which it is or will be a party. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company and its Subsidiaries which may come into the possession of the Administrative Agent and any Issuing Bank or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     13.7 Indemnification. The Banks agree to indemnify the Administrative Agent and each Issuing Bank in their respective capacities as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or any Issuing Bank in any way relating to or arising out of this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any Issuing Bank under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or Issuing Bank's, as the case may be, gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans, the Reimbursement Obligations and all other amounts payable hereunder.

     13.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

     13.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Banks; provided that any such resignation shall not be effective until a successor agent has been appointed and approved in accordance with this subsection 13.9, and such successor agent has accepted its appointment. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld or delayed or be required during the existence of an Event of Default), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

     13.10 The Arranger; Syndication Agent and Documentation Agent. Each Bank acknowledges that none of the Arranger, the Syndication Agent and the Documentation Agent, in such respective capacity, shall have any duties or responsibilities, or shall incur any liabilities, under this Agreement or the other Credit Documents.

SECTION 14.  MISCELLANEOUS

     14.1 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Banks may, or, with the written consent of the Required Banks, the Administrative Agent may, from time to time, (i) enter into with the Loan Parties party thereto written amendments, supplements or modifications to this Agreement and the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Banks or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Banks or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Bank's Commitment, in each case without the consent of each Bank directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Credit Documents or amend, modify or waive subsection 7.3(a) or 14.6(a), or release any Subsidiary from its Subsidiary Guarantee or release the Company from the Company Guarantee, in each case without the written consent of all the Banks, or (iii) amend, modify or waive any provision of
Section 13 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Subsidiary Borrowers, the Banks, the Agents, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.


          (b) In addition to amendments effected pursuant to the foregoing paragraph (a), Schedules II, III and IV may be amended as follows:

               (i) Schedule II will be amended to add Subsidiaries of the Company as additional Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Subsidiary Borrower and the Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Subsidiary Borrower, and (B) delivery to the Administrative Agent of (1) if reasonably requested by the Administrative Agent, a legal opinion in respect of such additional Subsidiary Borrower and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request.

              (ii) Schedule II will be amended to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by the Company of a Schedule Amendment providing for such amendment, (b) repayment in full of all outstanding Loans of such Subsidiary Borrower and (c) cash collateralization of all outstanding Letters of Credit issued for the account of such Subsidiary Borrower.

             (iii) Schedule III will be amended to designate other Banks as additional or replacement Swing Line Banks or additional Issuing Banks, upon execution and delivery by the Company, the Administrative Agent and such additional or replacement Swing Line Bank or additional Issuing Bank, as the case may be, of a Schedule Amendment providing for such amendment. In the case of any replacement of a Swing Line Bank pursuant to a Schedule Amendment, the existing Swing Line Bank replaced pursuant thereto shall cease to be a Swing Line Bank upon the effectiveness of such Schedule Amendment and the repayment of all Swing Line Loans owing to such replaced Swing Line
Bank.

              (iv) Schedule III will be amended to change administrative information (including the Swing Line Rate definition) with respect to Swing Line Banks or Issuing Banks, upon execution and delivery by the Company, the Administrative Agent and such Swing Line Bank or Issuing Bank, as the case may be, of a Schedule Amendment providing for such amendment.

               (v) Schedule IV will be amended to change administrative information contained therein (other than any interest rate definition, Funding Time, Payment Time or notice time contained therein) or to add Available Foreign Currencies (and related interest rate definitions and administrative information), upon execution and delivery by the Company and the Administrative Agent of a Schedule Amendment providing for such amendment.

              (vi) Schedule IV will be amended to conform any Funding Time, Payment Time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the Company, the Required Banks and the Administrative Agent of a Schedule Amendment providing for such amendment.

              (vii) Schedule IV will be amended to change any interest rate definition contained therein, upon execution and delivery by the Company, all the Banks and the Administrative Agent of a Schedule Amendment providing for such amendment.

          (c) The Administrative Agent shall give prompt notice to each Bank of any amendment effect pursuant to subsection 14.1(b).

          (d) Notwithstanding the provisions of this subsection 14.1, any Local Currency Facility may be amended, supplemented or otherwise modified in accordance with its terms so long as after giving effect thereto either (i) such Local Currency Facility ceases to be a "Local Currency Facility" and the Company so notifies the Administrative Agent or (ii) the Local Currency Facility continues to meet the requirements of a Local Currency Facility set forth herein.

          (e) The Company may designate a Replacement Bank to assume the Commitments, if any, and the obligations of any Bank (an "Objecting Bank") that refuses to consent to an amendment, supplement or waiver that both requires the consent of all the Banks in order to become effective and is acceptable to one or more other Banks constituting the Required Banks, and to purchase the outstanding Loans of such Objecting Bank and such Objecting Bank's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Objecting Bank (unless such Objecting Bank agrees otherwise), for a purchase price equal to the outstanding principal amount of the Loans of such Objecting Bank plus (i) all interest accrued and unpaid thereon and all other amounts owing to such Objecting Bank hereunder and (ii) any amount which would be payable to such Objecting Bank pursuant to subsection 7.8 (assuming that all Loans of such Objecting Bank were prepaid on the date of such assumption), and upon such assumption and purchase by the Replacement Bank, such Replacement Bank, if it is not already a Bank, shall be deemed to be a "Bank" for purposes of this Agreement and such Objecting Bank shall cease to be a "Bank" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).

     14.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Subsidiary Borrowers and the Administrative Agent, and as set forth in
Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Company:
Arrow Electronics, Inc.
25 Hub Drive
Melville, New York  11747

Attention:  Ira M. Birns
Telecopy:  (516) 391-1581
Telephone:  (516) 391-1657

The Administrative Agent:
The Chase Manhattan Bank
270 Park Avenue, 47th Floor
New York, New York  10017

Attention:  Robert T. Sacks
Telecopy:  (212) 270-5120
Telephone:  (212) 270-4118

with a copy to:
Chase Loan and Agency Services Group

1 Chase Manhattan Plaza, 8th Floor
New York, New York  10081
Attention:  Patricia Ciocco

Telecopy:  (212) 552-5662
Telephone:  (212) 552-4599

The Subsidiary Borrowers:
c/o Arrow Electronics, Inc
25 Hub Drive
Melville, New York  11747
Attention:   Ira M. Birns

Telecopy:  (516) 391-1581
Telephone:  (516) 391-1657

; provided that any Notice of Borrowing, Notice of Continuation, Notice of Conversion, Notice of Swing Line Outstandings, Notice of Swing Line Refunding, Notice of Local Currency Outstandings, Notice of Prepayment, Notice of Swing Line or Borrowing, or any notice pursuant to subsections 2.4,
2.5 or 5.2 shall not be effective until received.

     14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     14.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder and the issuance of Letters of Credit.

     14.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and the Arranger,

          (b) to pay or reimburse each Bank and the Administrative Agent and any Issuing Bank for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents upon the occurrence of an Event of Default, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Banks and any Issuing Bank, and (c) to pay, indemnify, and hold each Bank, each Agent, the Arranger and the Administrative Agent and any Issuing Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank, each Agent, the Arranger and the Administrative Agent and any Issuing Bank (and their respective directors, officers, employees and agents) (collectively, the "indemnified person") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (it being understood that costs and expenses incurred in connection with the enforcement or preservation of rights under this Agreement and the other Credit Documents shall be paid or reimbursed in accordance with clause (b) above rather than this clause (d)) (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such indemnified person or (ii) legal proceedings commenced against the Administrative Agent, any Issuing Bank or any Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. Any payments required to be made by the Company under this subsection 14.5 shall be made within 30 days of the demand therefor. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

     14.6 Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of the Company, the Subsidiary Borrowers, the Banks, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that no Specified Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Any Bank may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Credit Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement and the other Credit Documents, and the Company, the Subsidiary Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Each of the Company and the Subsidiary Borrowers agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in subsection 14.7(a) as fully as if it were a Bank hereunder. Each of the Company and the Subsidiary Borrowers also agrees that each Participant shall be entitled to the benefits of subsections 7.5, 7.6 or 7.8 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Bank; provided that, in the case of subsection 7.6, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in accordance with applicable law, at any time and from time to time assign to any Bank or any affiliate thereof or, with the consent of the Administrative Agent and the Company (which shall not be unreasonably withheld or delayed and provided that the consent of the Company shall not be required for such assignment if a Default or Event of Default pursuant to subsection 12(a) or 12(g) has occurred and is continuing at the time of such assignment), to an additional bank, financial institution or other entity ("an Assignee") all or any part of its rights and obligations under this Agreement and the Loans pursuant to an Assignment and Acceptance, executed by such Assignee, such assigning Bank and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that after giving effect to any such assignment, the transferor Bank's aggregate Dollar Equivalent Amount of its Local Currency Bank Maximum Borrowing Amount under all Local Currency Facilities may not exceed its Commitment hereunder; provided further that, unless otherwise agreed by the Company and the Administrative Agent, no such assignment to an Assignee (other than any Bank or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000, except in the case of an assignment of all of a Bank's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Bank and its affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment and/or Loans as set forth therein, and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto but shall continue to be entitled to the provisions hereunder which survive termination).

          (d) The Administrative Agent shall maintain, on behalf of the Borrowers, at its address referred to in subsection 14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing hereunder to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank, an Assignee and any other Person whose consent is required by Section 14.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register.

          (f) The Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its Affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement so long as each such prospective Transferee shall execute a confidentiality agreement containing provisions substantially similar to the provisions contained in the next succeeding sentences of this paragraph (f). The Administrative Agent and each Bank shall hold nonpublic information obtained pursuant to the requirements of this Agreement other than information (i) that is, or generally becomes, available to the public, (ii) that was or becomes available to the Administrative Agent or any Bank on a nonconfidential basis or (iii) that becomes available to the Administrative Agent or any Bank from a Person or other source that is not, to the best knowledge of the Administrative Agent or such Bank, as the case may be, otherwise bound by a confidentiality obligation to the Company, in accordance with its customary procedures for treatment of confidential information and in accordance with safe and sound banking practices and in any event, may make disclosure reasonably required by any Governmental Authority or representative thereof pursuant to subpoena or other legal process or as otherwise required by law, order or regulation. Unless specifically prohibited by applicable law, regulation, rule or court order, the Administrative Agent and each Bank shall notify the Company of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of the Administrative Agent or such Bank by such Governmental Authority) for disclosure of such information by the Administrative Agent or such Bank so that any of them may seek an appropriate protective order. Except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, neither the Administrative Agent nor any Bank shall be obligated or required to return any materials furnished by the Company. Nothing in this paragraph (f) shall prohibit the Administrative Agent or any Bank from disclosing nonpublic information to its examiners, regulators and professional advisors.

          (g) Nothing herein shall prohibit any Bank from pledging or assigning any Loan to any Federal Reserve Bank in accordance with applicable law or require any Bank to obtain the consent of any Loan Party in order to pledge or assign any Loan to any Federal Reserve Bank in accordance with applicable law.

     14.7 Adjustments; Set-off. If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations then due and owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 12(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations then due and owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loan or the Reimbursement Obligations owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each of the Company and the Subsidiary Borrowers agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company or any Subsidiary Borrower, any such notice being expressly waived by the Company and the Subsidiary Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under this Agreement or the other Credit Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company or such Subsidiary Borrower, as the case may be. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     14.8 Power of Attorney. Each Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement, the Applications and each other Credit Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agent and each Bank has executed and delivered this Agreement and each other Credit Document to which it is a party, and has performed its obligations under this Agreement and each other Credit Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection 14.8. The power of attorney granted by each Subsidiary Borrower hereunder is coupled with an interest.

     14.9 Judgment. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

           (b) The obligation of the Company or any Subsidiary Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement or the other Credit Documents (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Bank or the Administrative Agent (as the case may be) in the Agreement Currency, the Company or such Subsidiary Borrower (as the case may be) agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Bank or the Administrative Agent (as the case may be), such Bank or the Administrative Agent (as the case may be) agrees to remit to the Company or such Subsidiary Borrower (as the case may be) such excess.

     14.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

     14.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.12 Integration. This Agreement and the other Credit Documents represent the agreement of the Company, the Subsidiary Borrowers, the Agents, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

     14.13 GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN ANY LOCAL CURRENCY FACILITY) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN ANY LOCAL CURRENCY FACILITY) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     14.14 Submission To Jurisdiction; Waivers. Each of the Company and the Subsidiary Borrowers hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

           (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

           (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 (b) Each Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in subsection 14.14(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of the Company at its address for notice set forth in subsection 14.2. 14.15 Acknowledgements. Each of the Company and the Subsidiary Borrowers hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                 (b) none of the Agents, the Administrative Agent or any Bank has any fiduciary relationship with or duty to the Company and the Subsidiary Borrowers arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Agents, the Administrative Agent and the Banks, on one hand, and the Company and the Subsidiary Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Company and the Subsidiary Borrowers and the Banks.

     14.16 WAIVERS OF JURY TRIAL. THE COMPANY, THE SUBSIDIARY BORROWERS, THE AGENTS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ARROW ELECTRONICS, INC.


By:____________________________
   Name
   Title:


GATES/ARROW DISTRIBUTING, INC.


By:____________________________
   Name
   Title:


MID RANGE OPEN COMPUTING ALLIANCE,
INC.


By:____________________________
   Name
   Title:


ARROW DENMARK A/S


By:____________________________
   Name
   Title:


ARROW FINLAND OY


By:____________________________
   Name
   Title:

ARROW COMPONENTS SWEDEN AB


By:____________________________
   Name
   Title:


ARROW EUROPE GMBH


By:____________________________
   Name
   Title:


SPOERLE ELECTRONIC GMBH


By:____________________________
   Name
   Title:


ARROW ELECTRONICS (UK) LTD.


By:____________________________
   Name
   Title:


ARROW NORWAY A/S


By:____________________________
   Name
   Title:


ARROW ELECTRONIQUE S.A.


By:____________________________
   Name
   Title:



ARROW COMPUTER PRODUCTS SNC


By:____________________________
   Name
   Title:


ARROW NORDIC COMPONENTS AB


By:____________________________
   Name
   Title:


MICROTRONICA UK


By:____________________________
   Name
   Title:


MICROTRONICA OY


By:____________________________
   Name
   Title:


MICROTRONICA SWEDEN AB


By:____________________________
   Name
   Title:


MICROTRONICA NORWAY AS


By:____________________________
   Name
   Title:



MICROTRONICA DENMARK AS


By:____________________________
   Name
   Title:


TEKELEC EUROPE S.A.


By:____________________________
   Name
   Title:


B.V. ARROW ELECTRONICS DLC


By:____________________________
   Name
   Title:


ARROW/TEXNY (H.K.) LIMITED


By:____________________________
   Name
   Title:


ARROW ASIA PAC LTD.


By:____________________________
   Name
   Title:


THE CHASE MANHATTAN BANK, as
Administrative Agent, as an Agent and as a Bank


By:____________________________
   Name
   Title:

BANK OF AMERICA, N.A., as Syndication Agent and as a Bank


By:
Name:
Title:

FLEET NATIONAL BANK, as Documentation
Agent and as a Bank


By:
Name:
Title:


THE BANK OF NOVA SCOTIA, as a Bank


By:
Name:
Title:


PARIBAS, as a Bank


By:
Name:
Title:

By:
Name:
Title:

DEN DANSKE BANK AKTIESELSKAB, as a Bank

By:
Name:
Title:

By:
Name:
Title:


HSBC BANK USA, as a Bank


By:
Name:
Title:


BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH


By:
Name:
Title:

By:
Name:
Title:


BANCA POPOLARE DI MILANO, NEW YORK
BRANCH


By:
Name:
Title:

By:
Name:
Title:



THE BANK OF NEW YORK


By:
Name:
Title:


BANK OF TOKYO-MITSUBISHI TRUST
COMPANY


By:
Name:
Title:


BAYERISCHE LANDESBANK
GIROZENTRALE, CAYMAN ISLANDS
BRANCH


By:
Name:
Title:

By:
Name:
Title:


CREDIT INDUSTRIEL ET COMMERCIAL


By:
Name:
Title:

By:
Name:
Title:


CREDIT SUISSE FIRST BOSTON


By:
Name:
Title:

By:
Name:
Title:


SUNTRUST BANK


By:
Name:
Title:


DEUTSCHE BANK AG


By:
Name:
Title:

By:
Name:
Title:


FIRST UNION NATIONAL BANK


By:
Name:
Title:

BANCA NAZIONALE DEL LAVORO S.P.A.,
NEW YORK BRANCH


By:
Name:
Title:

By:
Name:
Title:


THE FUJI BANK, LIMITED


By:
Name:
Title:


THE DAI-ICHI KANGYO BANK, LTD.


By:
Name:
Title:


UNICREDITO ITALIANO


By:
Name:
Title:


STATE BANK OF INDIA


By:
Name:
Title: